UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)
     (2))
[X]  Definitive  Proxy  Statement
[ ]  Definitive  Additional  Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         PREMIERE GLOBAL SERVICES, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

PREMIERE GLOBAL SERVICES




3399 PEACHTREE ROAD, N.E.
THE LENOX BUILDING
SUITE 700
ATLANTA, GEORGIA 30326

                                  May 10, 2007



Dear Shareholder:

         On behalf of the board of directors and management of Premiere Global Services, Inc., you are cordially invited to our 2007 annual meeting of shareholders to be held on Wednesday, June 27, 2007, at 10:00 a.m. local time at the Antlers Hilton Hotel, 4 South Cascade Avenue, Colorado Springs, Colorado 80903.

         At the annual meeting, shareholders will be asked to:

         o        elect two Class I directors,

         o approve an amendment to our bylaws to declassify our board of directors and provide for the annual election of all of our directors,

         o approve any motion to adjourn the 2007 annual meeting of shareholders to another time and place, if necessary, for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the annual meeting to approve the proposal to amend our bylaws, and

         o transact such other business as may properly come before the annual meeting or any adjournment thereof.

These matters are described in the accompanying notice of annual meeting and proxy statement.

         It is important that your stock be represented at our annual meeting regardless of the number of shares you hold. Whether or not you plan to attend the meeting in person, please take the time to vote by mailing in your proxy card. As explained in the attached proxy statement, you may withdraw your proxy at any time before it is actually voted at the meeting.

         If you plan to attend our annual meeting, please check the proxy card in the space provided. This will assist us with meeting preparations and will enable us to expedite your admittance. If your shares are not registered in your own name, and you would like to attend the meeting, please ask the broker, trust, bank or other nominee which holds the shares to provide you with evidence of your share ownership which will enable you to gain admission to the meeting.

                                             Sincerely,



                                             /s/ BOLAND T. JONES
                                             Boland T. Jones
                                             CHIEF EXECUTIVE OFFICER AND
                                             CHAIRMAN OF THE BOARD

                         PREMIERE GLOBAL SERVICES, INC.
                            3399 PEACHTREE ROAD, N.E.
                               THE LENOX BUILDING
                                    SUITE 700
                             ATLANTA, GEORGIA 30326


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



                           TO BE HELD ON JUNE 27, 2007


TO OUR SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that the 2007 annual meeting of shareholders of Premiere Global Services, Inc. will be held at the Antlers Hilton Hotel, 4 South Cascade Avenue, Colorado Springs, Colorado 80903, on Wednesday, June 27, 2007, at 10:00 a.m. local time, for the purposes of:

         1.       electing two Class I directors,

         2. approving an amendment to our bylaws to declassify our board of directors and provide for the annual election of all of our directors,

         3. approving any motion to adjourn the meeting to another time or place, if necessary, for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the meeting to approve the proposal to amend our bylaws, and

         4. transacting such other business as may properly come before the annual meeting or any adjournments thereof.

         Information relating to the foregoing matters is set forth in the attached proxy statement. Shareholders of record at the close of business on April 19, 2007 are entitled to receive notice of and to vote at our annual meeting and any adjournments thereof.

                                           By Order of the Board of Directors,



                                           /s/ L. SCOTT ASKINS
                                           L. Scott Askins
                                           SECRETARY
Atlanta, Georgia
May 10, 2007

         PLEASE READ THE ATTACHED PROXY STATEMENT AND PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. YOU CAN SPARE US THE EXPENSE OF FURTHER PROXY SOLICITATION BY RETURNING YOUR PROXY CARD PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

                                TABLE OF CONTENTS
                                                                            PAGE

VOTING                                                                         3
     General
     Quorum and Vote Required
     Proxies and Other Matters That May Come Before the Meeting
PROPOSAL 1 - ELECTION OF DIRECTORS                                             5
     Nominees
     Information Regarding Nominees and Continuing Directors and
       Executive Officers
PROPOSAL 2 - AMENDMENT TO BYLAWS TO DECLASSIFY THE BOARD                       8
PROPOSAL 3 - ADJOURNMENT OF THE MEETING TO SOLICIT ADDITIONAL PROXIES          9
CORPORATE GOVERNANCE MATTERS                                                  10
     Independent Directors
     Meetings of the Board of Directors
     Audit Committee
     Compensation Committee
     Compensation Committee Interlocks and Insider Participation
     Nominating and Governance  Committee
     Shareholder Director Nominations
     Code of Conduct and Ethics and Corporate Governance Guidelines Communications with the Board of Directors
     Director  Compensation  Director Compensation for the 2006 Fiscal Year
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                18
COMPENSATION DISCUSSION AND ANALYSIS                                          20
     Executive Compensation Program Objectives
     Executive Compensation Determinations and Assessments
     Elements of Our Executive Compensation Program
     Tax and Accounting Considerations
     Equity Grant Practices
COMPENSATION COMMITTEE REPORT                                                 26
EXECUTIVE COMPENSATION                                                        27
     Summary Compensation Table
     Grants of Plan-Based  Awards in Fiscal Year 2006
     Outstanding  Equity Awards at 2006 Fiscal Year End
     Option  Exercises  and Stock  Vested in Fiscal Year 2006
     Potential  Payments Upon  Termination or Change in Control
     Individual Employment Agreements
EQUITY COMPENSATION PLAN INFORMATION                                          38
CERTAIN TRANSACTIONS                                                          38
     Review and Approval of Related Party Transactions
     Related Party Transactions
AUDIT COMMITTEE REPORT                                                        40
INDEPENDENT PUBLIC ACCOUNTANTS                                                41
AUDIT MATTERS                                                                 41
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE                       41
SHAREHOLDER PROPOSALS                                                         42
OTHER MATTERS                                                                 42

                         PREMIERE GLOBAL SERVICES, INC.

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 27, 2007


         This proxy statement is furnished to the shareholders of Premiere Global Services, Inc., a Georgia corporation, in connection with the solicitation of proxies by our board of directors for use at our annual meeting of shareholders and at any adjournments thereof. Our annual meeting will be held on Wednesday, June 27, 2007, at 10:00 a.m. local time, at the Antlers Hilton Hotel, 4 South Cascade Avenue, Colorado Springs, Colorado 80903.

         The approximate date on which we are first mailing this proxy statement and the accompanying proxy card to shareholders is May 21, 2007.

         On April 19, 2007, we announced that we had reached an agreement with various parties affiliated with Crescendo Partners II, L.P., Series E (Crescendo Partners) relating to this annual meeting. Under the terms of that agreement, we commenced a $150 million self-tender offer on April 23, 2007 to acquire up to 11,857,707 shares of our common stock, or approximately 17% of our outstanding shares, at a fixed price of $12.65 per share in cash. The offer price represented a premium of approximately 10% above the average closing stock price over the ten trading days preceding that announcement.

         We also agreed to recommend that shareholders approve at this annual meeting a proposal to declassify our board of directors and provide for the annual election of all of our directors. If that proposal is approved, commencing in 2008 each of our directors will be elected for a one-year term and stand for re-election annually thereafter. See "Proposal 2 - Amendment of Bylaws to Declassify Our Board."

         We also announced the appointment of W. Steven Jones to our board and that Mr. Jones and J. Walker Smith, Jr. would serve as the board's director candidates for election at this annual meeting. As part of the settlement, Crescendo Partners withdrew its proxy contest and certain activities related to this annual meeting and agreed to vote its shares in favor of the board's nominees and proposals at this annual meeting. Crescendo Partners has also agreed to certain standstill provisions until the earlier of our 2008 annual meeting of shareholders and June 30, 2008, however, the standstill provisions do not preclude Crescendo Partners from nominating up to two directors for election to the board in connection with the 2008 annual meeting.



                                     VOTING
GENERAL

         The securities that can be voted at our annual meeting consist of our common stock, $.01 par value per share. Holders of our common stock are entitled to cast one vote for each share held on the record date on each matter submitted to the shareholders at the annual meeting. Our common stock is voted as a single class.

         The record date for the determination of shareholders who are entitled to receive notice of and to vote at the annual meeting has been fixed by our board of directors as the close of business on April 19, 2007. On the record date, 70,362,492 shares of our common stock were outstanding and eligible to be voted at the annual meeting.


QUORUM AND VOTE REQUIRED

         For each proposal to be considered at the annual meeting, the presence, in person or by proxy, of a majority of the votes entitled to be cast on the proposal is necessary to constitute a quorum for action on that matter. Abstentions, votes withheld from any nominee and broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others) will be counted as present for purposes of determining the presence or absence of a quorum with regard to any proposal at the annual meeting.

         With regard to Proposal 1, the election of two Class I directors, each director must be elected by a plurality of the votes cast at this annual meeting by the holders of shares entitled to vote. Shareholders may vote "for" all of the director nominees, "withhold" authority to vote for all of the nominees or "withhold" authority to vote for any individual nominee but vote for the other nominee. Shares that are withheld from voting as to any nominee and broker non-votes will not affect the outcome. All properly executed and dated proxy cards delivered by shareholders to us in time to be voted at the annual meeting, and not revoked, on which no instructions are indicated, will be voted "FOR" the election of the two named director nominees.

         With regard to Proposal 2, the amendment of our bylaws to declassify our board of directors and provide for the annual election of all of our directors, the affirmative vote of the holders of 75% of the shares entitled to vote on the proposal is required for its approval. Therefore, abstentions and broker non-votes will have the same effect as votes "AGAINST" the proposal to amend our bylaws to declassify our board of directors and provide for the annual election of all of our directors. With the exception of broker non-votes, the treatment of which is discussed above, all properly executed and dated proxy cards delivered by shareholders to us in time to be voted at the annual meeting, and not revoked, on which no instructions are indicated, will be voted "FOR" the proposal to amend our bylaws to declassify our board of directors and provide for the annual election of all of our directors.

         With regard to Proposal 3, the approval of any motion to adjourn the meeting to another time and place for the purpose of soliciting additional proxies, the votes cast in favor of the proposal must exceed the votes cast opposing the proposal in order for the proposal to be approved. Therefore, abstentions and broker non-votes will have no effect on the outcome of a motion to adjourn for the purpose of soliciting additional proxies. Failures to respond will not be counted as shares present in person or represented by proxy and therefore also will have no effect on the outcome of a motion to adjourn. With the exception of broker non-votes, all properly executed and dated proxy cards delivered by shareholders to us in time to be voted at the annual meeting, and not revoked, on which no instructions are indicated, will be voted "FOR" the proposal to approve any motion to adjourn the meeting to another time and place for the purpose of soliciting additional proxies.


PROXIES AND OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

         The accompanying proxy card is for use at the annual meeting if a shareholder is unable to attend in person or is able to attend but does not wish to vote in person. Shareholders should specify their choices with regard to each proposal on the enclosed proxy card. All properly executed and dated proxy cards delivered by shareholders to us in time to be voted at the annual meeting, and not revoked, will be voted at the annual meeting in accordance with the instructions given.

         Our board of directors is not aware of any other business to be presented to a vote of our shareholders at the annual meeting. As permitted by Rule 14a-4(c) of the SEC, the persons named as proxies on the proxy card will have discretionary authority to vote in their judgment on any proposals presented by shareholders for consideration at the annual meeting that were submitted to us after December 11, 2006. Such proxies also will have discretionary authority to vote in their judgment upon the election of any person as a director in place of a nominee named on the proxy card whom is unable to serve or for good cause will not serve as a director, and upon matters incident to the conduct of the annual meeting.

         The giving of a proxy does not affect the right to vote in person should the shareholder attend the annual meeting. Any shareholder who has given a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to us at Premiere Global Services, Inc., c/o Secretary, 3399 Peachtree Road, N.E., The Lenox Building, Suite 700, Atlanta, Georgia 30326, by executing and delivering a proxy card bearing a later date to the Secretary, or by voting in person at the annual meeting. If a shareholder will not be attending the annual meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the annual meeting.

         In addition to soliciting proxies directly, we have requested brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by them. We also may solicit proxies through our directors, officers and employees in person and by telephone and facsimile, without payment of additional compensation to such persons. All expenses incurred in connection with the solicitation of proxies will be borne by us. We have retained Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee of approximately $10,000 plus expenses.



                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

NOMINEES

         Pursuant to our bylaws, the number of our directors may not be less than three nor more than ten, with the precise number to be determined by resolution of our board of directors from time to time. Currently, our board of directors comprises seven directors. Our board of directors is currently divided into three classes, with two directors in each of Class I and II and three directors in Class III. The directors in each class are elected by our shareholders for a term of three years and until their successors are elected and qualified or until such directors' death, resignation or removal. The term of office of one of the classes of directors expires each year at our annual meeting of shareholders, and a new class of directors is elected by our shareholders each year at that time. If the shareholders approve Proposal 2, to approve an amendment to our bylaws to declassify our board of directors and provide for the annual election of all of our directors, all directors would stand for re-election annually beginning at our 2008 annual meeting of shareholders.

         W. Steven Jones was appointed to our board of directors on April 18, 2007 to fill a vacancy in Class I left by the resignation of Jeffrey A. Allred from the company and the board on January 1, 2007. The board recognizes and appreciates the contribution of Mr. Allred during his years of service with the company and on the board and welcomes the experience and qualifications of Mr. Jones to our board.

         At the annual meeting, the terms of the two Class I directors, W. Steven Jones and J. Walker Smith, Jr., will expire. In accordance with the recommendation of our nominating and governance committee, our board of directors has nominated W. Steven Jones and J. Walker Smith, Jr. to stand for election as Class I directors at our annual meeting of shareholders.

         If any of the nominees should be unavailable to serve for any reason (which is not anticipated), our board of directors may designate a substitute nominee or nominees (in which case the persons named as proxies on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located and nominated by resolution of our board of directors, or by resolution provide for a lesser number of directors.

         If elected by the shareholders, and assuming that Proposal 2 is adopted, the Class I nominees will serve one-year terms that will expire at our 2008 annual meeting. If elected by the shareholders, and Proposal 2 is not adopted by the necessary vote of shareholders, the Class I nominees would serve three-year terms that will expire at our 2010 annual meeting. However, as part of our settlement with Crescendo Partners, we agreed that, if Proposal 2 is not adopted by the necessary vote of shareholders at this annual meeting, we will promptly procure from each of our directors whose term as a director would otherwise continue past the 2008 annual meeting of shareholders (that is, directors in Class I and III) a conditional resignation from the board requiring those directors to voluntarily submit to re-election at the 2008 annual meeting and, if they are not re-elected, to resign from the board effective as of the close of the 2008 annual meeting.

         OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT W. STEVEN JONES AND J. WALKER SMITH, JR. AS OUR CLASS I DIRECTORS.

INFORMATION REGARDING NOMINEES AND CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information regarding the two nominees for director, the five incumbent directors whose terms as directors will continue following the annual meeting, and our current executive officers.

                           CLASS I DIRECTORS NOMINATED

W. Steven Jones            Mr. Jones, age 55, has been a director since April
                           2007. He has served as Dean of Kenan-Flagler Business
                           School of the University of North Carolina at Chapel
                           Hill since August 2003. He served as Chief Executive
                           Officer and Managing Director of Suncorp Metway Ltd., an Australian banking, insurance and funds management company in Brisbane, Queensland from December 1996 to September 2002. Prior to that time, he served as Chief Executive Officer and Managing Director of ANZ
                           Banking Group, N.Z., Ltd. Mr. Jones currently serves as a director and member of the asset quality committee of Bank of America Corporation and as a director and member of the finance committee and organization and compensation committee of Progress
                           Energy Inc.

J. Walker Smith, Jr.       Mr. Smith, age 51, has served as a director since
                           June 2001. He has served as a director and President of Yankelovich, Inc., a market services company specializing in database marketing solutions and consumer lifestyles consulting, since May 1999, and previously served as Managing Partner and Head of Yankelovich Monitor from September 1995 until May
                           1999, and as Senior Vice President and Managing
                           Partner of Yanklelovich's Atlanta, Georgia office from 1991 until September 1995. He serves as a member of the board of the American Marketing Association and the board of advisors for the School of Journalism and Mass Communications at the University of North Carolina at Chapel Hill. Mr. Smith previously served as a director of Cyber Dialogue
                           (n/k/a Fulcrum Analytics) and as a member of the board of advisors of Screen4Me Corporation and A.C.
                           Nielsen Masters in Marketing Research Program.


                           INCUMBENT CLASS II DIRECTORS

Wilkie S. Colyer           Mr. Colyer, age 57, has served as a director since
                           March 2004. Mr. Colyer has served as a principal and partner in The Breckenridge Group, Inc., an
                           Atlanta-based investment banking firm, since 1988.

Raymond H. Pirtle, Jr.     Mr. Pirtle, age 65, has served as a director since
                           June 1997. He has served as Chief Manager of Claridge
                           Company, LLC, a privately-held financial services firm whose primary focus is to link small corporations with professional investors, since March
                           2005. Mr. Pirtle was a founder and served as Senior
                           Managing Director of Avondale Partners, LLC, an independently-owned, Nashville-based financial services firm dedicated to equity research, investment banking activities and equity capital markets, from June 2001 to March 2005. He served as Managing Director and as a director of SunTrust
                           Equitable Securities Corporation from February 1989 to June 2001. Mr. Pirtle currently serves as a director and a member of the audit committees of IceWeb, Inc. and Tricell, Inc. He was previously a director and member of the audit committee of eNucleus, Inc. and a director and chairman of the compensation committee of Sirrom Capital Corporation, which was acquired by Finova Group.

                           INCUMBENT CLASS III DIRECTORS

Boland T. Jones            Mr. Jones, age 47, our founder, has served as a
                           director and our Chief Executive Officer since our inception in July 1991. Since September 1993, Mr.
                           Jones has also served as Chairman of our board of directors. From February 1993 until August 1998, Mr.
                           Jones served as our President.

Jeffrey T. Arnold          Mr. Arnold, age 37, has served as a director since
                           April 1999. Mr. Arnold is the founder and has served since September 2002 as the Chairman and Chief
                           Executive Officer of Convex Group, Inc., an
                           Atlanta-based media and entertainment holding company that acquires and integrates unique content, technology and distribution assets to create new media enterprises. Mr. Arnold was founder of and, from October 1996 to October 2000, served as a director and Chief Executive Officer of WebMD
                           Corporation.

John R. Harris             Mr. Harris, age 58, has served as a director since
                           November 2003. Mr. Harris has served as a director and President and Chief Executive Officer of eTelecare Global Solutions, Inc., a leading provider of outsourced customer care solutions, since February
                           2006. He previously served as an information technology consultant from December 2005 to February
                           2006. He served as Chief Executive Officer of Seven
                           Worldwide, Inc. (f/k/a Applied Graphics Technologies
                           Inc.), a digital content management company, from December 2003 to December 2005. Prior to that time, he served as Chief Executive Officer and President of Delinea Corporation from July 2002 to December 2003.
                           He served as Chief Executive Officer and President of
                           Exolink from August 2001 to July 2002 and as Chairman and Chief Executive Officer of Ztango, Inc. from 1999 to 2001. Prior to that time, Mr. Harris served in various executive positions with Electronic Data
                           Systems Corporation for over 25 years. He currently serves on the board of directors and the audit committees of InVentiv Health, Inc. (f/k/a Ventiv
                           Health, Inc.) and Answerthink, Inc. He previously served on the board of Seven Worldwide and as a member of the board and audit committee of Genuity
                           Inc.


                           INCUMBENT EXECUTIVE OFFICERS

Boland T. Jones            Please refer to the information provided under
                           "Incumbent Class III Directors."

Michael E. Havener         Mr. Havener, age 39, has served as our Chief
                           Financial Officer since March 2004 and, from December
                           2002 until March 2004, he served as Chief Financial
                           Officer of our former Conferencing & Collaboration business unit. From March 2002 to December 2002, Mr.
                           Havener was Vice President and Controller of Airgate
                           PCS, Inc. Mr. Havener previously served as our Corporate Controller from August 1998 until March
                           2002, and he served as Controller of our former
                           Voicecom business unit and as our Director of Strategic Development from August 1998 to March 2002.

Theodore P. Schrafft       Mr. Schrafft, age 51, has served as our President
                           since July 2006. He served as President of our former
                           Conferencing & Collaboration business unit from January 2000 to July 2006, and from March 1999 until
                           January 2000, Mr. Schrafft was Senior Vice President and General Manager of that former business unit. He served as President of our former Voice and Data
                           Messaging division from August 1998 to March 1999, and from October 1997 until August 1998, he served as our Vice President of Corporate Messaging. From June
                           1996 until October 1997, he served as President and Chief Operating Officer of Voicecom Systems, Inc., an integrated messaging and 800-based services company, which was acquired by us in October 1997.

T. Lee Provow              Mr. Provow, age 49, has served as our President,
                           Global Operations since July 2006. He served as
                           President of our former Data Communications business unit from August 2003 to July 2006. From November
                           2002 to August 2003, he was Chairman of the Executive
                           Committee of Comdial Corporation, a converged voice and data communications services provider, and served as Chairman of the Board of Comdial from October 2002 to August 2003. From January 2002 to November 2002,
                           Mr. Provow was President and Managing Director of
                           Commonwealth Holdings, LLC, a private investment fund. From January 2000 to December 2001, he was
                           President and Chief Executive Officer of Intelispan, which was acquired by McLeod USA, and had served as a director of Intelispan from August 1988 until its acquisition. Mr. Provow also previously served as a director of Allure Technologies, Comdial and Inksure
                           Technologies Inc.



                                   PROPOSAL 2
                   AMENDMENT OF BYLAWS TO DECLASSIFY OUR BOARD

         Our board of directors has unanimously adopted resolutions, subject to shareholder approval, approving and recommending the amendment of our bylaws to declassify our board of directors and provide for the annual election of all of our directors. If our shareholders approve the proposed amendment to our bylaws, the terms for all of our directors would end at our 2008 annual meeting and, beginning with the 2008 annual meeting, all directors would be elected for one-year terms at each annual meeting.

         If the proposal to amend our bylaws is not approved, our board of directors would remain classified and the directors elected at this annual meeting would serve three-year terms expiring in 2010 and all other directors would remain in office for the remainder of their three-year terms. As part of our settlement agreement with Crescendo Partners, we agreed that, if this proposal to amend our bylaws to declassify our board is not adopted by the necessary vote of shareholders, we will promptly procure from each of our directors whose term as a director would otherwise continue past the 2008 annual meeting of shareholders (that is, directors in Class I and III) a conditional resignation from the board requiring those directors to voluntarily submit to reelection at the 2008 annual meeting and, if they are not reelected, to resign from the board effective as of the close of the 2008 annual meeting.


BACKGROUND OF PROPOSAL

         Pursuant to our bylaws, our board of directors is currently divided into three classes, with two directors in each of Class I and II and three directors in Class III. The directors in each class are elected by our shareholders for a term of three years and until their successors are elected and qualified or until such directors' death, resignation or removal. The term of office of one of the classes of directors expires each year at our annual meeting of shareholders, and a new class of directors is elected by our shareholders each year at that time.

         Over the past few years, shareholder proposals to declassify boards of directors have received increasing support. We gave careful consideration of the appropriate board structure for the company as well as the views of our shareholders. A classified board can enhance the stability of the board, promote continuity of institutional knowledge about the company and its industry, encourage a long-term perspective on the part of directors and reduce a company's vulnerability to coercive takeover tactics. On the other hand, annual elections of directors may maintain and enhance the accountability of directors, by providing shareholders with the opportunity to evaluate and elect all directors annually. Our board concluded that the legitimate advantages of a classified board were outweighed by the advantages of a structure that is considered by many investors to be a "best practice" in corporate governance.

AMENDMENT TO BYLAWS

         Section 3.2 of our bylaws currently provides:

                  3.2 NUMBER, ELECTION AND TERM OF OFFICE. The number of directors of the Corporation shall be fixed by resolution of the Board of Directors from time to time and, until otherwise determined, shall be between three and ten; PROVIDED, HOWEVER, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director. Except as provided in Section 3.4, the directors shall be elected at each annual meeting of shareholders, or at a special meeting of shareholders called for purposes that include the election of directors, by a plurality of the votes cast by the shares entitled to vote and present at the meeting. The terms of office of directors will be staggered by dividing the total number of directors into three classes, with each class accounting for one-third, as near as may be, of the total, with the actual number of directors within each of the three classes to be determined by vote of a majority of the entire Board of Directors. The terms of directors in the first class expire at the first annual shareholders' meeting after their election. The terms of the second class expire at the second annual shareholders' meeting after their election, and the terms of the third class expire at the third annual shareholders' meeting after their election. At each annual shareholders' meeting held thereafter, directors shall be chosen for a term of three years to succeed those whose terms expire. If the number of directors is changed, any increase or decrease shall be so apportioned among the classes as to make all classes as nearly equal in number as possible, and when the number of directors is increased and any newly created directorships are filled by the board, the terms of the additional directors shall expire at the next election of directors by the shareholders. Each director, except in the case of his earlier death, written resignation, retirement, disqualification or removal, shall serve for the duration of his term, as staggered, and thereafter until his successor shall have been elected and qualified.

         If approved by shareholders, Section 3.2 of our bylaws will be deleted in its entirety and replaced with the following new Section 3.2:

                  3.2 NUMBER, ELECTION AND TERM OF OFFICE. The number of directors of the Corporation shall be fixed by resolution of the Board of Directors from time to time and, until otherwise determined, shall be between three and ten; PROVIDED, HOWEVER, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director. Except as provided in Section 3.4, all directors of the Corporation shall be elected at each annual meeting of shareholders, or at a special meeting of shareholders called for purposes that include the election of directors, by a plurality of the votes cast by the shares entitled to vote and present at the meeting. Each director shall hold office until the next election of directors by the shareholders and until such director's successor shall have been duly elected and qualified, except in the case of such director's earlier death, retirement, disqualification, resignation or removal.

         If approved by our shareholders, the amendment to our bylaws would become effective immediately, and would first apply to the election of directors at our 2008 annual meeting.

         The approval of this proposal requires the affirmative vote of 75% of our outstanding shares of common stock entitled to vote on this proposal. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND OUR BYLAWS TO DECLASSIFY OUR BOARD OF DIRECTORS AND PROVIDE FOR THE ANNUAL ELECTION OF ALL OF OUR DIRECTORS.


                                   PROPOSAL 3
            ADJOURNMENT OF THE MEETING TO SOLICIT ADDITIONAL PROXIES

         If, at the time we convene the annual meeting, we anticipate that shareholders present, in person or by proxy, and intending to vote for Proposal 2 above are insufficient for approval of this proposal, a proposal will be made to adjourn the annual meeting to reconvene at a later date in order to permit management to solicit additional proxies.

In order to allow proxies received at the time of the annual meeting to be voted for such an adjournment, if necessary, we are submitting the question of adjournment under those circumstances to our shareholders as a separate procedural matter for consideration. If a quorum is present, the vote of the holders of a majority of the shares present, or represented, and entitled to vote at the annual meeting will be required to approve any such adjournment to a later date.

         If it is necessary to adjourn the annual meeting to a later date and the adjournment is until a date that is not more than 120 days following the original date of the annual meeting, under Georgia law and our bylaws, we will not be required to give any additional notice of the time and place of the adjourned meeting to shareholders other than an announcement at the annual meeting. We expect that shareholders will take final action to elect directors on the scheduled date of the annual meeting (June 27, 2007), regardless of whether the meeting is adjourned to a later date for further consideration of Proposal 2.

         Approval of a proposed adjournment would require the affirmative vote of a majority of the votes cast on the matter. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE ANY ADJOURNMENT.


                          CORPORATE GOVERNANCE MATTERS

         Our board of directors believes that good corporate governance practices lead to successful business performance. Our corporate governance practices are designed to align the interests of our board and management with those of our shareholders and to promote integrity throughout our company. Over the past several years, we have enhanced our corporate governance practices in many important ways as described below, including:

         o Six of our seven board members are independent, and all of our board committee members are independent, as defined by NYSE listing standards.

         o We appointed a presiding independent director to preside over executive sessions of independent directors without management present, who also functions as a liaison between independent directors and our Chairman of the Board and other members of management.

         o Our board has adopted clear corporate governance guidelines and a code of conduct and ethics that applies to our directors, officers and employees.

         o We maintain a hotline available to all of our employees, and our audit committee has procedures in place for the confidential, anonymous submission of employee concerns relating to accounting, internal auditing controls or audit matters.

         o Our internal audit function maintains critical oversight over the key areas of our business and financial processes and controls and reports directly to our audit committee.

         o We have not had a poison pill since April 2005, when our board approved the termination of our shareholder rights plan.

         In addition, at the annual meeting, we are asking shareholders to approve an amendment to our bylaws to declassify our board of directors and provide for the annual election of all of our directors. If our shareholders approve the proposed amendment to our bylaws, the terms for all of our directors would end at our 2008 annual meeting, and beginning with our 2008 annual meeting, all directors would be elected for one-year terms at each annual meeting. See "Proposal 2 - Amendment of Bylaws to Declassify Our Board."

INDEPENDENT DIRECTORS

         The independent members of our board of directors, as defined by the NYSE listing standards, meet in executive session at least twice a year in conjunction with regularly scheduled board meetings. In 2006, the independent members of our board met four times in executive session without management present. Our board of directors has affirmatively determined that a supermajority of our board members (Jeffrey T. Arnold, Wilkie S. Colyer, John R. Harris, W. Steven Jones, Raymond H. Pirtle, Jr. and J. Walker Smith, Jr.) are independent members of our board under the NYSE listing standards. Any independent director may call an executive session of independent directors at any time upon not less than five days' prior notice duly given, which notice shall include the purposes, location and time of the meeting. Our independent directors appointed Mr. Colyer to serve as our presiding independent director to preside over executive sessions of non-management directors in February 2007. Mr. Arnold served as our independent presiding director during 2006.

         Our board has established guidelines to assist it in determining director independence (which we refer to in this proxy statement as "independence guidelines"), which are more exacting than the independence requirements under the NYSE rules. Under these independence guidelines, a director will not be independent if:

         o the director is, or has been within the last three years, employed by us, or an immediate family member is, or has served within the last three years, as one of our executive officers,

         o the director has received during any 12-month period within the last three years any direct compensation from us in excess of $100,000, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service),

         o an immediate family member has received during any 12-month period within the last three years more than $100,000 in direct compensation from us,

         o (1) the director or an immediate family member is a current partner of a firm that is our internal or external auditor;
                  (2) the director is a current employee of such a firm; (3) an immediate family member is a current employee of such a firm and participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (4) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such firm and personally worked on our audit within that time,

         o the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our current executive officers serves or served on that company's compensation committee,

         o the director is a current employee or executive officer, or an immediate family member is a current executive officer, of a company that has made payments to, or received payment from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or two percent of such other company's consolidated gross revenues,

         o at the time of the independence determination, the director is an employee or executive officer, or an immediate family member is an executive officer, of another company which is indebted to us, or to which we are indebted, and the total amount of either company's indebtedness to the other at the end of the last completed fiscal year is more than one percent of the other company's total consolidated assets, or

         o the director serves as an officer, director or trustee of a charitable, tax exempt organization and, within the preceding three years, our discretionary charitable contributions to that organization in any single fiscal year are greater than $1 million or two percent of that organization's total annual charitable receipts.

These independence guidelines are part of our corporate governance guidelines which are available on our Web site at PGICONNECT.COM (follow the "Investor Relations" link to "Corporate Governance" - "Corporate Governance Guidelines"). In addition to applying these independence guidelines, our board shall consider all relevant facts and circumstances when making a determination of independence, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. Our board shall consider the issue not merely from the standpoint of a director, but also from that of persons or organizations with which the director has a significant affiliation. An independent director should be free of any relationship with us or our management that is reasonably likely to impair the director's ability to make independent judgments. If our board determines that a director who satisfies the NYSE rules is independent even though they do not satisfy all of our independence guidelines, this determination will be disclosed and explained in our proxy statement.

         After the review and recommendation of the nominating and governance committee, the board of directors has affirmatively determined that Jeffrey T. Arnold, Wilkie S. Colyer, John R. Harris, W. Steven Jones, Raymond H. Pirtle, Jr. and J. Walker Smith, Jr. are independent members of our board under the NYSE listing standards and our independence guidelines. In reaching this determination, our board of directors considered the existing advertising contract we have with HowStuffWorks, Inc. that the audit committee pre-approved in 2005 according to its charter and which is disclosed under "Certain Transactions." Our board also considered the approximately two percent ownership interest of our Chairman of the Board in Convex Group (the parent of HowStuffWorks), of which Mr. Arnold is an executive officer and which is not otherwise disclosed under "Certain Transactions." In addition, the board considered that Mr. Jones also serves on the board of Bank of America, which serves as administrative agent under our credit facility and that provides us with commercial banking services in the ordinary course of business. Our board has determined that none of these relationships violated our independence guidelines.


MEETINGS OF THE BOARD OF DIRECTORS

         Our board of directors encourages all board members to attend each of our annual meetings of shareholders, particularly those directors who are up for election at any such meeting. Where a director is unable to attend an annual meeting in person but is able to do so by conference call, we will arrange for the director's participation by means where the director can hear, and be heard, by those present at the meeting. Five directors attended last year's annual meeting, either in person or via conference call.

         Our board of directors conducts its business through meetings and unanimous written consents and through committees of our board. We have the following standing committees to which directors are appointed: the audit committee, the compensation committee and the nominating and governance committee. During the year ended December 31, 2006, our board of directors held six meetings and took action by unanimous written consent on five occasions. Each of our directors attended at least 75% of all meetings of the full board of directors and each committee of our board of which such director was a member, except Mr. Arnold who attended 71% of all meetings of the full board and attended 100% of all committee meetings of which he is a member.


                                                                   NOMINATING
                                                                      AND
             DIRECTOR               AUDIT       COMPENSATION       GOVERNANCE
             --------               -----       ------------       ----------
         Boland T. Jones
         Jeffrey T. Arnold                                          Chairman
         Wilkie S. Colyer             X          Chairman
         John R. Harris           Chairman           X
         W. Steven Jones
         Raymond H. Pirtle, Jr.       X
         J. Walker Smith, Jr.                                           X


AUDIT COMMITTEE

         Our audit committee, which met eight times in 2006 and took action by unanimous written consent one time, is responsible for:

         o reviewing our financial statements, reports and other financial information,

         o appointing and overseeing our independent auditors, who report directly to the audit committee,

         o overseeing the integrity of our financial reporting processes and the annual audit of our financial statements,

         o reviewing with our auditors our internal controls and procedures for financial reporting,

         o reviewing the quality of appropriateness of our accounting principles and underlying estimates,

         o        pre-approving all audit and permitted non-audit services,

         o        overseeing the performance of our internal audit function,

         o establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential anonymous submission of concerns regarding questionable accounting or auditing matters, and

         o approving and reviewing on an on-going basis our related party transactions.


These duties and responsibilities are set forth in our amended and restated audit committee charter, a copy of which is available on our Web site at PGICONNECT.COM (follow the "Investor Relations" link to "Corporate Governance" -- "Board Committees"), and the charter is available in print to any shareholder who requests it by writing to the Secretary at the same address under "Communications with the Board of Directors." The audit committee currently comprises John R. Harris (Chairman), Wilkie S. Colyer and Raymond H. Pirtle, Jr. At least quarterly in connection with a regularly scheduled audit committee meeting, our audit committee meets separately in executive session without management present with our independent auditors and also with our internal auditors. Our board of directors has determined that Mr. Harris is an audit committee financial expert under the rules of the SEC and NYSE listing standards, and that Messrs. Harris, Colyer and Pirtle are financially literate and "independent," as independence for audit committee members is defined in our independence guidelines, SEC rules and NYSE listing standards.


COMPENSATION COMMITTEE

         Our compensation committee, which met eight times in 2006 and took action by unanimous written consent three times, is responsible for:

         o setting and approving the compensation goals regarding our Chief Executive Officer and evaluating our Chief Executive Officer's performance in light of those goals,

         o reviewing and evaluating the compensation of our other executive officers,

         o determining and approving the compensation of our Chief Executive Officer and our other executive officers,

         o reviewing and evaluating the compensation of our directors and recommending changes in director compensation to our board,

         o administering stock award grants to our directors, executive officers and other employees under our equity-based plans, and

         o making recommendations to the board regarding our incentive compensation plans and equity-based plans.

         A copy of our amended and restated compensation committee charter is attached as Appendix A to this proxy statement and is available on our Web site at PGICONNECT.COM (follow the "Investor Relations" link to "Corporate Governance" -- "Board Committees"), and the charter is available in print to any shareholder who requests it by writing to the Secretary at the same address under "Communications with the Board of Directors." The compensation committee currently comprises Wilkie S. Colyer (Chairman) and John R. Harris. Messrs. Colyer and Harris are independent under the NYSE listing standards and our independence guidelines for purposes of compensation committee membership.

         Our compensation committee's charter provides that the committee has authority to delegate any of its responsibilities to subcommittees as this committee may deem appropriate. If a third party compensation consultant is to assist in evaluating the amount or form of director or executive compensation or make recommendations about such compensation, our compensation committee has the sole authority to retain, at our expense, and terminate the compensation consultant, including sole authority to approve the consultant's fees and other retention terms. Our compensation committee retained independent compensation consultants in 2005 in connection with evaluating changes to our non-employee director compensation and in 2004 in connection with evaluating Messrs. Jones' and Allred's amended and restated employment agreements.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 2006, Messrs. Colyer and Harris served on the compensation committee and neither of these directors has ever been one of our employees or officers. None of our executive officers serves as a member of the compensation committee of any other entity that has one or more executive officers serving as a member of our compensation committee.


NOMINATING AND GOVERNANCE COMMITTEE

         Our nominating and governance committee, which met two times in 2006 and took action by unanimous written consent one time, is responsible for:

         o identifying individuals qualified to serve on our board of directors, consistent with criteria approved by our board,

         o recommending that the board select a slate of director nominees for election by our shareholders at the annual meeting,

         o developing and recommending to our board a set of corporate governance principles applicable to us as may be required or appropriate for our effective governance,

         o reviewing annually our corporate governance guidelines and board committee charters,

         o overseeing the annual evaluation of our management, board and the committees of the board, and

         o reporting the results of these reviews and evaluations to our board, committees and management, along with any recommendations for improvements.

         Our nominating and governance committee currently comprises Jeffrey T. Arnold (Chairman) and J. Walker Smith, Jr. Our nominating and governance committee operates under a written charter that is available on our Web site at PGICONNECT.COM (follow the "Investor Relations" link to "Corporate Governance" -- "Board Committees"), and the charter is available in print to any shareholder who requests it in writing to the Secretary at the same address under "Communications with the Board of Directors." Messrs. Arnold and Smith are independent under the NYSE listing standards and our independence guidelines for purposes of nominating and governance committee membership.

         Our nominating and governance committee recommends nominees for election to our board based on a number of qualifications, including, but not limited to, independence and no conflict of interest that would interfere with performance as a director, character and integrity, financial literacy, level of education and business experience, sufficient time to devote to board matters and a commitment to represent the long-term interests of our shareholders. This committee identifies potential director nominees through a variety of business contacts, including our current executive officers, directors, community leaders and shareholders, as a source for potential board candidates. Our nominating and governance committee may, to the extent it deems appropriate, retain a professional search firm and other advisors to identify potential nominees for director.

         Our nominating and governance committee evaluates candidates to our board by reviewing their biographical information and qualifications. If our nominating and governance committee determines that a candidate is qualified to serve on our board, at least one member of this committee seeks to interview such candidate. Other members of our board also have an opportunity to interview qualified candidates. Our nominating and governance committee may provide for additional screening criteria, including independent background checks, that this committee deems appropriate to evaluate a candidate. This committee then determines, based on the background information and the information obtained in any interviews, whether to recommend to our board that we nominate a candidate for approval by the shareholders to fill a directorship. With respect to an incumbent director whom the nominating and governance committee is considering as a potential nominee for re-election, this committee reviews and considers the incumbent director's service to us during his or her term, including the number of meetings attended, level of participation and overall contribution to us, in addition to such person's biographical information and qualifications. The manner in which our nominating and governance committee evaluates a potential nominee will not differ based on whether the candidate is recommended by one of our shareholders.

         Our nominating and governance committee seeks to ensure that the composition of our board at all times adheres to the independence requirements of the NYSE and our independence guidelines and reflects a variety of complementary experiences and backgrounds, particularly in the areas of management and leadership, sufficient to provide sound and prudent guidance with respect to our operations and interests.


SHAREHOLDER DIRECTOR NOMINATIONS

         The nominating and governance committee will consider written recommendations from shareholders for nominees to our board of directors. A shareholder who wishes to recommend a person to this committee for nomination to our board must submit a written notice by mail to the nominating and governance committee at Premiere Global Services, Inc., c/o Secretary, 3399 Peachtree Road, N.E., The Lenox Building, Suite 700, Atlanta, Georgia 30326. Such a written recommendation must be received not less than 120 calendar days nor more than 150 calendar days before the first anniversary of the date of our notice of annual meeting sent to shareholders in connection with the previous year's annual meeting. Such a recommendation to this committee should include:

         o the candidate's name, age, business addresses and other contact information,

         o a complete description of the candidate's qualifications, experience, background and affiliations, as would be required to be disclosed in the proxy statement pursuant to Regulation 14A of the SEC,

         o a sworn or certified statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as a director if elected, and

         o the name and address of the shareholder(s) of record making such a recommendation.

         In addition to the above procedures, our bylaws provide that a shareholder may propose a director candidate to be considered and voted on at an annual meeting of shareholders by providing notice thereof to our Secretary not less than 120 calendar days nor more than 150 calendar days before the first anniversary of the date of our notice of annual meeting sent to shareholders in connection with the previous year's annual meeting; however, information regarding such a director candidate need not be included in our proxy statement to shareholders for the annual meeting. This notice provided by a shareholder to our Secretary must set forth certain information relating to the proposed nominee as required by our bylaws.

CODE OF CONDUCT AND ETHICS AND CORPORATE GOVERNANCE GUIDELINES

         We have adopted a code of conduct and ethics that applies to all employees, directors and officers, including our principal executive officer and principal financial and accounting officer. We have also adopted corporate governance guidelines that provide a framework within which our board and management can effectively pursue our governance objectives for the benefit of our shareholders.

         Our code of conduct and ethics and corporate governance guidelines are each posted on our Web site at PGICONNECT.COM (follow the "Investor Relations" link to "Corporate Governance" -- "Code of Conduct and Ethics" and "-- Corporate Governance Guidelines," respectively), and the code and guidelines are available in print to any shareholder who requests it by writing to the Secretary at the same address under "Communications with the Board of Directors."

         We will post any amendments to, or waivers from, any provision of the code of conduct and ethics with respect to our principal executive officer and principal financial and accounting officer or any other persons performing similar functions by disclosing the nature of such amendment or waiver at the above-referenced location on our Web site.


COMMUNICATIONS WITH THE BOARD OF DIRECTORS

         Our board of directors accepts communications sent to the board (or to specified individual directors) by our shareholders or other interested third parties. Shareholders and other interested third parties may communicate with our board of directors (or with our presiding independent director, our non-management directors as a group or specified individual directors) by writing to us at Premiere Global Services, Inc., c/o Secretary, 3399 Peachtree Road, N.E., The Lenox Building, Suite 700, Atlanta, Georgia 30326. All written communications received in such manner shall be forwarded promptly to the members of our board of directors to whom the communication is directed or, if the communication is not directed to any particular member(s) of our board, the communication shall be forwarded promptly to all members of our board.


DIRECTOR COMPENSATION

         Our compensation committee reviews and evaluates the cash and equity compensation of our directors and recommends changes in director compensation to our board of directors. Our executive officers who also serve as directors do not receive compensation for their service as a director.

         In 2005, our compensation committee retained James F. Reda & Associates, LLC as an outside compensation consultant in connection with an evaluation of our non-employee director compensation arrangements. James F. Reda & Associates provided an analysis of relevant market data based on non-employee director compensation derived from a peer group of comparable companies and from survey data and recommended changes consistent with market practices for similarly situated directors. Based on this analysis and other factors, such as recognition of the increased time demands placed on non-employee directors, in November 2005, our compensation committee recommended, and our board approved, changes to our non-employee director compensation effective for the 2005 - 2006 board year (with board years running from annual shareholders' meetings to annual shareholders' meetings).

         CASH RETAINERS. Non-employee directors receive a base cash retainer of $30,000 per board year and are eligible for an additional $10,000 per board year if they attend all quarterly, regularly scheduled board meetings during such board year. An additional $1,000 is payable for each special board meeting attended during a board year, and an allowance of $1,250 per day is payable for special projects and director training attended by a director and as authorized by us. The chairmen of our audit committee and our compensation committee receive an additional cash retainer of $10,000 per board year, and each member of the audit and compensation committees receive an additional cash retainer of $5,000 per board year. The chairman of our nominating and governance committee receives an additional cash retainer of $5,000 per board year, and each member of our nominating and governance committee receives an additional cash retainer of $2,500 per board year.

         EQUITY COMPENSATION. An annual equity award of $80,000 in fair market value of restricted stock is granted to each non-employee director in arrears on the last day of each board year in recognition of service for the prior board year, provided that the director remains a board member on such date. The grant date for the 2005 - 2006 board year was the date of our 2006 annual shareholders' meeting on May 3, 2006. The grant date for the 2006 - 2007 board year will be the date of our 2007 annual shareholders' meeting on June 27, 2007. The chairmen of our audit committee and compensation committee receive an additional equity award of $10,000 in fair market value of shares of restricted stock per board year, and each member of our audit and compensation committees receive an additional equity award of $5,000 in fair market value of shares of restricted stock per board year; provided that the director remains chairman or a committee member on such date. The shares of restricted stock vest immediately in recognition of service during the prior board year, and the number of shares to be granted will be determined by dividing the dollar amount of the applicable annual award by the fair market value per share of our common stock on the grant date, with any partial shares to be paid in cash.

         In July 2006, our compensation committee recommended, and our board of directors approved, changes to the equity component of our outside director compensation arrangements, effective for the 2006 - 2007 board year, which provided for the grant of annual equity awards on the earlier of the last day of each board year for recognition of service for the prior board year, or upon a change in control of the company, as generally defined under "Potential Payments Upon Termination or Change in Control." We no longer grant stock options to a director upon joining our board. Directors joining the board during a board year receive pro-rated cash retainers and equity awards.


                 DIRECTOR COMPENSATION FOR THE 2006 FISCAL YEAR

                                   FEES EARNED      STOCK
                                    OR PAID IN      AWARDS       OPTION AWARDS
               NAME (1)            CASH ($) (2)  ($) (3) (4)      ($) (3) (5)     TOTAL ($) (6)
               --------            ------------  -----------      -----------     -------------

  Jeffrey T. Arnold ............      49,334        80,000                           129,334
  Wilkie S. Colyer .............      63,251        95,000          157,137          315,388
  John R. Harris ...............      60,750        95,000           75,626          231,376
  Raymond H. Pirtle, Jr. .......      49,500        85,000                           134,500
  J. Walker Smith, Jr. .........      47,625        80,000                           127,625

----------------------------------

(1) Boland T. Jones and Jeffrey A. Allred did not receive compensation in any form for their service on the board of directors. Each of Messrs. Jones and Allred is a "named executive officer" for purposes of this proxy statement, and their compensation as such is described under "Compensation Discussion and Analysis --Elements of Our Executive Compensation Program" and in the Summary Compensation Table. Mr. Allred resigned as a director on January 1, 2007.

(2) Each non-employee receives cash retainers and fees per board year paid in quarterly installments. Amounts paid in 2006 reflect additional pro-rated payments as a result of revisions to our director compensation in November 2005, effective for the 2005 - 2006 board year, and for changes in committee membership. Payments in 2006 for each non-employee director included an annual retainer of $30,000, $10,000 for attendance at all quarterly, regularly scheduled board meetings, $1,000 for attendance at each of two special meetings, with Mr. Arnold unable to attend one such special meeting. Certain de minimis amounts (less than $20) were paid in cash in lieu of fractional shares.

(3) Stock and option awards were granted under our 2000 directors stock plan. Stock awards represent shares of restricted stock granted during 2006, and option awards include stock options granted prior to 2006 which became fully vested in 2006. Our director compensation no longer includes the granting of stock options. Amounts shown reflect the dollar amount expensed for financial statement reporting purposes for the year ended December 31, 2006 in accordance with FAS 123(R). Assumptions used in the calculation of these amounts are included in footnote 9 to our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2006.

(4) On May 3, 2006, the date of last years' annual shareholders' meeting, each non-employee director then serving was granted 10,403 shares of restricted stock for their service during the 2005 - 2006 board year. Messrs. Colyer and Harris each received an additional grant of 1,300 shares of restricted stock, as chairmen of our compensation and audit committees, respectively, and an additional grant of 650 shares of restricted stock as members of our audit and compensation committees, respectively. Mr. Pirtle received an additional grant of 650 shares as a member of our audit committee. The chairman and member of our nominating and governance committee are not eligible for additional equity compensation. These shares vested immediately upon grant in recognition of service for the 2005 - 2006 board year. Amounts shown reflect the grant date fair market value of the restricted shares granted to each director during 2006. As of the year ended December 31, 2006, the aggregate number of shares of restricted stock outstanding for each director is as follows: Mr. Arnold, 10,403 shares; Mr. Colyer, 12,353 shares; Mr. Harris, 12,353 shares; Mr. Pirtle, 2,193 shares; and Mr. Smith, 10,403 shares.

(5) As of the year ended December 31, 2006, the aggregate number of stock options outstanding and fully vested for each of Messrs. Arnold, Colyer, Harris and Smith were 100,000 shares.

(6) The aggregate incremental costs of perquisites for each of our non-employee directors was less than $10,000.



                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

OFFICERS AND DIRECTORS

         The following table sets forth to the best of our knowledge certain information as of April 19, 2007 regarding the beneficial ownership of our voting stock by:

         o        each of our current directors and each nominee for director,

         o each of our named executive officers (as defined under "Executive Compensation"), and

         o all of our current executive officers, directors and each person nominated to become a director as a group.

         As of April 19, 2007, there were 70,362,492 shares of our common stock issued and outstanding.

                                SHARES OF COMMON STOCK            PERCENT
NAME OF BENEFICIAL OWNER        BENEFICIALLY OWNED (1)     OF COMMON STOCK OWNED
------------------------        ----------------------     ---------------------

Boland T. Jones...............        4,152,056  (2)               5.9
Michael E. Havener............           83,633  (3)                *
Jeffrey T. Arnold.............          151,403  (4)                *
Wilkie S. Colyer..............          122,353  (5)                *
John R. Harris................          112,353  (6)                *
W. Steven Jones...............              --                      *
Raymond H. Pirtle, Jr.........            2,193  (7)                *
J. Walker Smith, Jr...........          111,403  (8)                *
Theodore P. Schrafft..........          453,265  (9)                *
T. Lee Provow.................          567,824 (10)                *
Jeffrey A. Allred.............          806,643 (11)               1.2
All current executive officers
and directors as a group
(11 persons)..................        6,563,126 (12)               9.3

--------------------------------
*    Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person who has shares voting or investment power with respect to such shares. Shares of our common stock subject to warrants or options that are currently exercisable or exercisable within 60 days of April 19, 2007 are deemed to be outstanding and to be beneficially owned by the person holding such warrants or options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes 2,161,492 shares held of record by Mr. Jones, 495,008 restricted shares held of record by Mr. Jones, 4,966 shares held in our 401(k) plan for the benefit of Mr. Jones, 590 shares held of record by Mr. Jones' wife for which Mr. Jones holds the right to vote pursuant to an irrevocable proxy granted by Mrs. Jones to Mr. Jones, 50,000 shares held in a family trust, and 1,440,000 shares held by Seven Gables Partnership, L.P., a limited partnership whose general partner is Seven Gables Management Company, LLC, a limited liability company whose sole members are Mr. and Mrs. Jones. Does not include 450 shares held of record by Mr. Jones' wife, as custodian for the benefit of two unrelated minor children under the Uniform Gifts to Minors Act, or 55,427 shares held in a trust as to which shares Mr. Jones disclaims beneficial ownership. There are 1,694,377 shares held by Mr. Jones and Seven Gables Partnership, L.P. which are pledged as security for loans made by us to Mr. Jones. The address of Mr. Jones is 3399 Peachtree Road, N.E., The Lenox Building, Suite 700, Atlanta, Georgia 30326.

(3) Includes 8,633 shares held of record by Mr. Havener, 45,000 restricted shares held of record by Mr. Havener and 30,000 shares subject to options currently exercisable or exercisable within 60 days.

(4) Includes 51,403 shares held of record by Mr. Arnold and 100,000 shares subject to options currently exercisable or exercisable within 60 days.

(5) Includes 22,353 shares held of record by Mr. Colyer and 100,000 shares subject to options currently exercisable or exercisable within 60 days.

(6) Includes 12,353 restricted shares held of record by Mr. Harris and 100,000 shares subject to options currently exercisable or exercisable within 60 days.

(7)      Includes 2,193 shares held of record by Mr. Pirtle.

(8) Includes 1,000 shares held of record jointly by Mr. Smith and his spouse, 10,403 shares held of record by Mr. Smith and 100,000 shares subject to options currently exercisable or exercisable within 60 days.

(9) Includes 34,532 shares held of record by Mr. Schrafft, 180,000 restricted shares held of record by Mr. Schrafft, 5,399 shares held in our 401(k) plan for the benefit of Mr. Schrafft and 233,334 shares subject to options currently exercisable or exercisable within 60 days.

(10) Includes 25,900 shares held of record by Mr. Provow, 156,924 restricted shares held of record by Mr. Provow and 385,000 shares subject to options currently exercisable or exercisable within 60 days.

(11) Includes 691,269 shares held of record by Mr. Allred, 35,428 restricted shares held of record by Mr. Allred, 75,000 shares held in an individual retirement account for the benefit of Mr. Allred and 4,946 shares held in our 401(k) plan for the benefit of Mr. Allred.

(12) Includes 1,048,334 shares subject to options currently exercisable or exercisable within 60 days.

PRINCIPAL SHAREHOLDERS

         The following table sets forth to the best of our knowledge each person who is known by us to be the beneficial owner of more than five percent of any class of our voting securities as of April 19, 2007 based on filings made under
Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934.


                                              SHARES OF
                                            COMMON STOCK         PERCENT OF
 NAME OF BENEFICIAL OWNER                 BENEFICIALLY OWNED  COMMON STOCK OWNED
 ------------------------                 ------------------  ------------------

 T. Rowe Price Associates, Inc.             5,137,040  (1)           7.3
 Barclays Global Investors, NA et. al.      3,512,254  (2)           5.0

--------------------------------------

(1) On February 14, 2007, a Schedule 13G/A was filed with the SEC by T. Rowe Price Associates, Inc. (100 E. Pratt Street, Baltimore, MD 21202) (which we refer to in this proxy statement as "Price Associates"), which states that Price Associates is a registered investment advisor for various individuals and institutional clients with sole voting power over 1,687,700 shares of our common stock and sole dispositive power over 5,137,040 shares. According to the Schedule 13G/A, none of Price Associates' clients individually owns five percent or more of our common stock, and Price Associates expressly disclaims beneficial ownership of these shares.

(2) On January 23, 2007, a joint Schedule 13G was filed with the SEC by Barclays Global Investors, NA (45 Fremont Street, San Francisco, CA 94105); Barclays Global Fund Advisors (45 Fremont Street, San Francisco, CA 94105); Barclays Global Investors, Ltd. (Murray House, 1 Royal Mint Court, London, EC3N 4HH); and Barclays Global Investors Japan Trust and Banking Company Limited (Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-0012, Japan); and Barclays Global Investors Japan Limited (Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-0012, Japan) (which we refer to in this proxy statement as the "Barclays entities"). According to the
         Schedule 13G, the Barclays entities in the aggregate beneficially own 3,512,254 shares of our common stock, with sole voting power over 3,336,418 shares and sole dispositive power over 3,512,254 shares. According to the Schedule 13G, none of the other Barclays entities individually owns five percent or more of our common stock.


                      COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION PROGRAM OBJECTIVES

         We believe that the performance and contribution of our executive officers are critical to our overall success. The goal of our executive compensation program is the same as our goal for operating the company - to create long-term value for our shareholders. Our objective is to have a compensation program that will allow us to attract and retain highly-qualified executives, motivate them to achieve our overall business objectives, reward superior performance and align the interests of our executive officers with our shareholders. We believe that, in order to do this effectively, our program must:

         o provide our executive officers with total compensation opportunities at levels that are competitive for comparable positions at companies with whom we compete for talent,

         o tie a significant portion of each executive's compensation to his individual performance and success in achieving our business strategy, management initiatives, and financial, operational and other goals, through variable, at-risk incentive awards,

         o provide significant upside opportunities for exceptional performance, which can result in differentiated compensation among executive officers based on performance, and

         o closely align our executive officer's interests with those of our shareholders by making stock-based incentives a core element of our executive compensation.

         We design our compensation program with a view to attracting and retaining executive officer leadership of a caliber and level of experience necessary to effectively manage our complex and global business. We believe it is important for us to retain our executive officer talent over a number of years to provide continuity of management in a highly competitive industry. Our named executive officers listed in the tables under "Executive Compensation" have contributed a combined total of nearly 50 years of experience with us, during which time they have held different positions and been promoted to increasing levels of responsibility.


EXECUTIVE COMPENSATION DETERMINATIONS AND ASSESSMENTS

         Our compensation committee is responsible for approving the compensation of our named executive officers. Information about the compensation committee and its composition, responsibilities and operations can be found under "Corporate Governance Matters --Compensation Committee."

         Our determinations and assessments of executive compensation are primarily driven by the consideration of:

         o information regarding the compensation levels, programs and practices of certain other companies for comparable positions, and

         o company and individual performance, which results in a significant portion of the total compensation of each executive officer being at risk based on short and long-term performance.

         Our chief executive officer participates in discussions and makes compensation recommendations to our compensation committee with respect to executive officers other than himself. Our compensation committee considers these recommendations based on each executive officer's individual performance and overall contribution to the company and exercises its discretion in approving or modifying such recommendations.

         As needed and pursuant to authority under its charter, our compensation committee may retain outside compensation consultants to advise them with respect to executive compensation packages. For example, our compensation committee retained ECG Advisors, LLC in late 2004 in connection with its review of Messrs. Jones' and Allred's compensation packages and took ECG Advisors' recommendations into consideration when approving Messrs. Jones' and Allred's amended and restated employment agreements in 2005. ECG Advisors' analysis indicated that Mr. Jones' total compensation approximated the average total compensation of his counterparts in a peer group of companies comparable in size and industry to us.


ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

         Our executive compensation program consists primarily of the following integrated components: base salary, incentive bonus awards and long-term equity awards, which together make up an executive officer's total direct compensation in a given year or performance period. The program is rounded out with perquisites and other executive benefits, including retirement savings, insurance and severance benefits. Our compensation committee has chosen these elements of compensation in order to create flexible packages that reflect the long-term interests of our business and can reward both the short- and long-term performance of the company and the individual executive officer.

         We have entered into employment agreements or employment letters with each of our named executive officers, which were approved by our compensation committee. These employment agreements or letters contain the general terms of each executive officer's employment and establish the minimum compensation that such officers are entitled to receive, but do not prohibit, limit or restrict these officers' ability to receive additional compensation from us, whether in the form of base salary, bonus, stock awards or otherwise. For a discussion of these terms, see "Base Salary," "Incentive Bonus Awards," "Long-Term Equity Awards" and "Individual Employment Agreements."

BASE SALARY

         Base salaries are fixed components of our executive officer's total direct compensation, in contrast to incentive and equity compensation, which is at risk based on performance, continued employment or both. Other elements of our executive compensation, such as incentive bonuses, are determined as a percentage of base salary. In setting base salary, we considered the executive officer's experience for the position, scope of responsibility and accountability, and his personal contribution to the financial and operational performance of the company.

         Messrs. Jones' and Havener's annual base salaries of $900,000 and $200,000, respectively, did not increase in 2006, and Mr. Jones' salary has not increased since 2004. Several of our other named executive officers changed their positions with us during 2006, resulting in changes in compensation for these individuals. Effective in July 2006, our board of directors appointed Mr. Schrafft as President of the entire company and Mr. Provow as our President, Global Operations. To reflect their new positions and responsibilities, we entered into amended and restated employment agreements with Messrs. Schrafft and Provow, which removed the automatic five percent base salary increases provided for in their prior employment agreements and provided for an increase in Mr. Schrafft's annual base salary of approximately 15% to $450,000 to reflect his promotion and that Mr. Provow's annual base salary would remain flat at $385,000.

INCENTIVE BONUS AWARDS

         We design our incentive bonus awards to reward our executive officers for short-term performance and the achievement of strategic results on a quarterly and annual basis. Unlike base salary, which is fixed, our executive officer's annual bonus is at risk based on how well the company and the executive officer perform.

         All of our named executive officers were eligible for incentive cash bonuses in 2006, with 80% of the target bonuses for our executive officers for each calendar year allocated to the achievement of quarterly targets (20% per quarter) and 20% allocated to the achievement of annual targets. In addition, Messrs. Jones and Allred were also eligible to receive incentive stock bonuses equal to their cash bonuses in the form of restricted stock in 2006. We believe that these performance-based awards provide a material incentive to executive officers by offering potential increased stock ownership tied directly to performance metrics.

         TARGET OPPORTUNITIES. Incentive bonus awards are designed to focus management attention and effort on the attainment of pre-established performance goals. Each executive officer is assigned a target award opportunity, expressed as a percentage of base salary, as further described below. Each executive officer's bonus depends on his performance against pre-established individual performance objectives, which can be 0% for failure to achieve targets or as much as either 100% or 150% of targets for exceptional individual performance.

         INDIVIDUAL PERFORMANCE OBJECTIVES. Individual performance is directly reflected in what each executive officer receives as an incentive bonus awards. These awards reflect an assessment of an executive officer's contribution to our achievement of individualized financial performance goals as well as the degree of challenge in the executive officer's position. Individual performance objectives are established each year by our compensation committee and include primarily quantifiable objectives, such as company financial metrics, with some subjective measures also included, such as certain strategic objectives depending on each executive officer's role in the company. Both quarterly and annual incentive performance objectives are established, with the 2006 objectives set forth below. We believe that this individual assessment promotes accountability for each executive officer's performance and helps differentiate our executive compensation based on performance.

         For 2006, Messrs. Jones' and Allred's target cash bonuses were equal to 100% of their respective base salaries. They were each also eligible for stock bonus awards payable in restricted stock having a value equal to the cash bonuses earned and issued on the same date that cash bonuses were paid. On January 20, 2006, our compensation committee approved the performance criteria for incentive bonus awards for 2006 for Messrs. Jones and Allred. One-third of the value of such awards issued to Messrs. Jones and Allred was determined with respect to our consolidated revenues, and two-thirds of such value was determined with respect to our adjusted EBITDA (determined as operating income, as reported, before depreciation, amortization, restructuring costs, asset impairments, equity based compensation and net legal settlements and related expenses). Messrs. Jones and Allred were eligible to earn between 70% and 150% of their target cash and stock bonus awards applicable to each performance criteria based upon the sliding scale provided in their respective amended and restated employment agreements.

         On April 21, 2006, our compensation committee approved the initial performance criteria for incentive bonus awards for 2006 for Messrs. Havener, Schrafft and Provow. On September 13, 2006, our compensation committee revised the performance criteria for the incentive bonus awards for each of Messrs. Schrafft and Provow for the fourth quarter of 2006 and for 2006 as a whole to reflect their respective new positions with the company, including adding additional objectives which focused on our "One Company" initiatives.

         Mr. Havener's target bonus for 2006 was equal to 50% of his base salary. One-third of the value of the incentive bonus awards to Mr. Havener was determined with respect to our consolidated revenues, and two-thirds of such value was determined with respect to our adjusted EBITDA. He was eligible to earn between 70% and 100% of his target cash bonus awards applicable to each performance criteria based upon the sliding scale provided in his employment letter.

         Mr. Schrafft's target bonus for 2006 was 100% of his base salary, with an additional bonus opportunity approved by our compensation committee equal to 33% of his base salary. For the first three quarters of 2006 and for 2006 as a whole, one-half of the value of the quarterly incentive bonus awards to Mr. Schrafft was determined with respect to each of the global revenue and global adjusted EBITDA of our former Conferencing & Collaboration business segment. His additional bonus opportunity with respect to the first three quarters of 2006 was based upon the achievement of certain performance goals relating to our North America Alerts & Notifications solutions revenue and, for 2006 as a whole, was determined with respect to North America revenue of our former Data Communications business unit. One-third instead of one-half of the value of his revised fourth quarter 2006 incentive bonus award was determined with respect to each of the global revenue and global adjusted EBITDA of our former Conferencing & Collaboration business unit. The remaining one-third of this revised fourth quarter value was determined with respect to North America revenue of our former Data Communications business unit. His additional bonus opportunity for the fourth quarter of 2006 was determined with respect to certain cost savings criteria and upon the achievement of certain business objectives relating to our continuing efforts to transition to a uniform, vertically operated company. He was eligible to earn either 100%, 75% or 0% of his target cash bonus awards applicable to each performance criteria.

         Mr. Provow's target bonus for 2006 was 100% of his base salary, with an additional bonus opportunity approved by our compensation committee equal to 10% of his base salary for the first three quarters of 2006 and 33% for the fourth quarter of 2006 and to 2006 as a whole. For first three quarters of 2006, one-third of the value of the quarterly incentive bonus awards to Mr. Provow was determined with respect to each of the global revenue, global adjusted EBITDA and global broadcast services revenue of our former Data Communications business unit. His additional bonus opportunity for the first three quarters of 2006 was based upon the achievement of certain performance goals relating to the reduction of days sales outstanding (DSO's) for our former Data Communications business unit. He was eligible to earn either 100%, 50% or 0% of his target cash bonus awards applicable to each of his global revenue, global broadcast services revenue and DSO's reduction performance criteria, and either 150%, 100% or 0% of his target cash bonus awards applicable to his global adjusted EBITDA performance criteria. One-third of the value of his revised fourth quarter 2006 incentive bonus award was determined with respect to each of the international revenue and international adjusted EBITDA of our former Data Communications business unit. The remaining one-third of this revised fourth quarter value and the additional bonus opportunity for the fourth quarter 2006 was determined with respect to certain cost savings criteria and upon the achievement of certain business operations objectives relating to our continuing efforts to transition to a uniform, vertically operated company. Two-thirds of the value of the annual incentive bonus award for 2006 as a whole was determined with respect to each of the global revenue and global adjusted EBITDA of our former Data Communications business unit. Mr. Provow was eligible to earn either 100%, 75% or 0% of his target cash bonus awards applicable to each performance criteria for the fourth quarter 2006, and either 100%, 50% or 0% of his target cash bonus awards for 2006 as a whole.

         The Grants of Plan-Based Awards table shows the threshold, target and maximum incentive bonus awards that each of our named executive officers was eligible to receive in 2006. Their actual incentive bonus awards earned in 2006 are shown in this table under the "Non-Equity Incentive Plan Awards --Target" column as well as in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

LONG-TERM EQUITY AWARDS

         We believe that long-term equity awards reward and assist with the retention of company leaders. By aligning financial rewards with the economic interests of our shareholders, leaders are encouraged to work toward achieving our long-term strategic objectives. In order to foster this perspective, we currently use restricted stock awards as our primary long-term equity vehicle for our named executive officers.

         Restricted stock awards provide a strong retentive complement while keeping focus on creating shareholder value. Restricted stock awards also encourage executive officers to manage our company from the perspective of an owner with a continuing equity stake in our business. Award recommendations are made on the basis of an executive officer's level of responsibility, financial contribution to the company, value to the organization and contribution to the overall management of the company.

         In 2006, Messrs. Jones and Havener were not granted shares of restricted stock or stock options.

         In May 2006, our compensation committee granted Messrs. Schrafft and Provow 240,000 and 180,000 shares of restricted stock, respectively, which vest in equal quarterly installments of 15,000 shares and 11,250 shares, respectively, over four-year periods. At that time, Mr. Allred was also granted 60,000 shares of restricted stock which vested in three equal quarterly installments of 20,000 shares each. The vesting on these grants began on June 30, 2006, provided that the executive officer is still employed by us or any of our affiliates at each vesting date. We believe that the vesting periods for the awards are effective in promoting retention of our executive officers.

ALLOCATION OF TOTAL DIRECT COMPENSATION

         Just as our shareholders put their money at risk when they invest in our company, we believe that a significant portion of our executive compensation should be at risk. We strive to achieve an appropriate mix between cash and equity awards and more heavily weigh our executive compensation toward incentive and equity compensation. For example, in 2006, approximately 28% of Mr. Jones' total direct compensation was fixed in the form of base salary and the remaining percentage was at risk in the form of incentive bonus awards and long-term equity awards. Our other current named executive officers had a slightly more conservative weighting of fixed and at-risk compensation for 2006, with an average of approximately 34% fixed in base salary. We believe that a mix of service and performance-based at-risk compensation provides a reasonable balance to promote executive officer retention and financial performance goals.

         Overall, we believe that our incentive bonus awards require strong performance in order to achieve target compensation and that our executive officer's relative pay appears to be aligned with relative performance. In 2006, Messrs. Jones and Allred achieved only approximately 33% of their possible maximum incentive cash and stock bonus award payouts tied to consolidated company financial objectives. Mr. Havener achieved approximately 49% of his maximum incentive targets tied to consolidated company financial objectives. Messrs. Schrafft and Provow achieved a larger percentage, approximately 75% and 54%, respectively, of their maximum incentive targets tied primarily to segment financial objectives related to our former Conferencing & Collaboration and Data Communications business units and achievement of strategic goals of unifying our company under a vertical management structure.

         Another way in which we seek to align the interests of our executive officers with our shareholders is to make sure that a significant portion of their compensation is payable in equity awards. For example, in 2006, approximately

54% of Mr. Jones' total compensation, and an average of approximately 42% of our other current named executive officer's total compensation, was in the form of equity in our company.

PERQUISITES AND OTHER EXECUTIVE BENEFITS

         We provide our named executive officers with various retirement savings, health and welfare and other employee benefits generally available to all of our employees. We maintain a broad-based qualified 401(k) defined contribution plan in which our named executive officers are eligible to participate, along with a substantial majority of our employees. Our 401(k) plan encourages our employees to save for retirement and provides a financial security component of our compensation objectives which promotes retention. In January 2006, we matched up to 3% of our employees' contributions which vest according to a schedule based on length of service. Executive officers participate in our 401(k) plan on the same terms as our other employees, including limits imposed by the internal revenue code of 1986, as amended. In 2006, we discontinued the health and wellness insurance premium reimbursement for our executive officers and, as a result, our executive officers now also participate in our health and welfare benefit plans on the same terms as our other employees. We do not offer other broad-based retirement programs to our executive officers or employees. We believe that these programs are comparable to those offered by similar companies and, as a result, are needed to ensure that our compensation remains competitive.

         We also offer additional perquisites to our named executive officers to ensure competitiveness at the senior leadership level and in order to minimize distractions from, and allow our executive officers to devote additional time to, our company initiatives. We generally provide our executive officers with some or all of the following perquisites: car allowances, club membership dues, life and disability insurance, reimbursement for tax and financial planning services and certain travel-related expenses where appropriate. The additional life and supplemental disability insurance benefits are designed to provide our executive officers with enhanced benefits greater than the life and disability benefits available under our broad-based health and welfare benefits that we offer to all employees due to the benefit limitations within these programs. In addition, each year we hold a sales incentive trip to award the top achievers in our sales and service organization. If they so choose, participants may be accompanied by their spouse or a guest. In 2006, four of our named executive officers who made the trip were also accompanied by their spouse or guest, the cost of whose trip we paid for. For information on the incremental cost of these perquisites and other personal benefits to the company, see footnote 7 to the Summary Compensation Table.

SEVERANCE PAY ARRANGEMENTS

         In order to attract and retain highly-qualified executive officers, employment agreements or employment letters with our executive officers contain specified severance benefits under certain conditions and provisions upon a change in control of the company. We believe that our severance arrangements, including the conditions under which such benefits are triggered and the amount of such benefits, are comparable to those provided by similar companies. Termination, severance payments and benefits and change in control provisions for our named executive officers are described under "Potential Payments Upon Termination or Change in Control."


TAX AND ACCOUNTING CONSIDERATIONS

TAX CONSIDERATIONS

         Section 162(m) of the tax code places a limit of $1.0 million on the amount of compensation that we may deduct in any one year with respect to any one of our named executive officers. However, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. To maintain flexibility in compensating our executive officers, the compensation committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when it believes that such payments are appropriate. Accordingly, certain components of our executive compensation program are designed to be qualifying performance-based compensation under Section 162(m) while others may not be.

ACCOUNTING CONSIDERATIONS

         With the adoption of FAS 123(R), we do not expect accounting treatment of differing forms of equity awards to vary significantly and, therefore, accounting treatment is not expected to have a material effect on the selection of forms of compensation.


EQUITY GRANT PRACTICES

         We do not time the grant of equity awards to take advantage of the release of material non-public information. During 2004, we shifted the mix of equity awards we granted and increased the emphasis on restricted stock grants rather than stock option grants. Our company's general practices provide that, for our executive officers, the price of the equity award grant will be the closing price of our common stock on the date of the approval of the award by our compensation committee, and for our employees who are not executive officers, equity awards are granted on the last day of each fiscal quarter using the closing price on the grant date or on the last trading day prior to the grant date if the grant date falls on a non-trading day. There may be occasions where grants are made on other dates, but we are working to eliminate "off cycle" grants to the extent possible.


                          COMPENSATION COMMITTEE REPORT

         Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis section included in this proxy statement with management, and based on such review and discussions, our compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included our proxy statement.

         The foregoing report has been submitted by the following members of the compensation committee.

                                           Wilkie S. Colyer, Chairman
                                           John R. Harris

THE FOREGOING REPORT OF THE COMPENSATION COMMITTEE DOES NOT CONSTITUTE "SOLICITING MATERIAL" AND SHOULD NOT BE DEEMED TO BE "FILED" WITH THE SEC OR INCORPORATED BY REFERENCE INTO ANY OF OUR OTHER FILINGS UNDER THE SECURITIES ACT, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THIS REPORT BY REFERENCE IN ANY OF THOSE FILINGS.

                             EXECUTIVE COMPENSATION

         The following tables set forth all plan and non-plan compensation earned by our "named executive officers" for 2006, consisting of our chief executive officer, chief financial officer and our two other most highly compensated executive officers who were serving as executive officers at December 31, 2006, as well as Jeffrey A. Allred, who served as one of our executive officers during 2006 but no longer served as an executive officer at year end.

                           SUMMARY COMPENSATION TABLE

                                                                                                             NON-EQUITY
                                                                          STOCK              OPTION        INCENTIVE PLAN
      NAME AND                            SALARY          BONUS           AWARDS             AWARDS         COMPENSATION
 PRINCIPAL POSITION          YEAR        ($) (1)         ($) (2)        ($)(3) (4)        ($) (3) (5)          ($) (6)
        --------             ----        -------         -------        ----------        -----------    --------------------

Boland T. Jones..........   2006         900,000           --            1,692,017               --             441,000
  Chief Executive
  Officer and Chairman
  of the Board

Michael E. Havener.......   2006         200,000         14,333            166,200             49,629            49,000
  Chief Financial Officer

Theodore P. Schrafft.....   2006         420,519         50,000            357,300            142,267           428,445
  President (8)

T. Lee Provow............   2006         385,606           --              267,975            327,037           270,498
  President, Global
  Operations (9)

Jeffrey A. Allred........   2006         600,000           --              753,733               --             294,000
  Former Chief
  Investment Officer (10)

                            ALL OTHER
                          COMPENSATION
                            ($) (7)           TOTAL ($)
                            -------           ---------

Boland T. Jones..........   126,824           3,159,841
  Chief Executive
  Officer and Chairman
  of the Board

Michael E. Havener.......      --               479,162
  Chief Financial Officer

Theodore P. Schrafft.....    32,961           1,431,492
  President (8)

T. Lee Provow............    48,364           1,299,480
  President, Global
  Operations (9)

Jeffrey A. Allred........   653,910           2,301,643
  Former Chief
  Investment Officer (10)

----------------------------------------

(1) Reflects salary amounts paid in 2006 pursuant to each named executive officer's employment agreement or employment letter with us. For Mr. Schrafft, salary consists of $218,019 while President of our former Conferencing & Collaboration business unit from January 1, 2006 through July 19, 2006, and $202,500 as our President from July 20, 2006 through December 31, 2006. For Mr. Provow, salary consists of $212,231 while President of our former Data Communications business unit from January 1, 2006 through July 19, 2006, and $173,250 as our President, Global Operations from July 20, 3006 through December 31, 2006.

(2) Amounts reflect discretionary bonuses approved by our compensation committee for Mr. Havener in recognition of the completion of a special project and for Mr. Schrafft in recognition of his promotion to President of the entire company.

(3) Amounts shown reflect the dollar amount expensed for financial statement reporting purposes for the year ended December 31, 2006 in accordance with FAS 123(R). Assumptions used in the calculation of these amounts are included in footnote 9 to our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2006.

(4) Includes time-vested restricted stock awards for all named executive officers granted in 2006 or in prior years and quarterly and annual incentive restricted stock bonus awards for Messrs. Jones and Allred issued during 2006. For Messrs. Jones and Allred, includes the 2006 fourth quarter and annual incentive restricted stock bonus awards which were expensed in 2006 but granted the first quarter of 2007 on the same date that cash bonuses were paid by us to all of our eligible employees. The 2006 incentive bonus criteria under which the restricted stock awards were made are described under "Compensation Discussion and Analysis --Elements of Our Executive Compensation Program --Incentive Bonus Awards."

(5) Stock options for Messrs. Havener, Schrafft and Provow were granted prior to 2006.

(6) Includes quarterly and annual incentive cash bonus awards earned and paid in 2006, except the 2006 fourth quarter and annual incentive cash bonus awards which were earned in 2006 but paid in the first quarter of 2007. Messrs. Schrafft and Provow's fourth quarter and annual incentive cash bonus awards were revised by our compensation committee in September 2006 to reflect their new positions. For Messrs. Jones and Allred, certain de minimis amounts (less than $20) were paid in cash in lieu of fractional shares from the restricted stock bonus awards earned in 2006. The 2006 incentive bonus criteria under which the incentive cash bonus awards were made are described under "Elements of Our Executive Compensation Program --Incentive Bonus Awards."

(7) "All Other Compensation" for the named executive officers includes the following:

         o For Mr. Jones, various perquisites and benefits included an auto allowance, club membership dues, supplemental disability premiums, $52,935 for professional fees for tax and estate planning, spouse or guest travel for our annual sales incentive trip, company matching contributions to our 401(k) plan and $30,000 in life insurance premiums.

         o For Mr. Havener, the aggregate incremental cost of his perquisites was less than $10,000.

         o For Mr. Schrafft, various perquisites and benefits included an auto allowance, supplemental disability premiums, spouse or guest travel for our annual sales incentive trip and company matching contributions to our 401(k) plan.

         o For Mr. Provow, various perquisites and benefits included an auto allowance, club membership dues, life and supplemental disability insurance premiums, spouse or guest travel for our annual sales incentive trip and company matching contributions to our 401(k) plan.

         o For Mr. Allred, various perquisites and benefits included an auto allowance, club membership dues, life and supplemental disability insurance premiums, spouse or guest travel for our annual sales incentive trip and company matching contributions to our 401(k) plan. Also included is separation compensation consisting of a grant of restricted stock having a fair market value of $600,000, which is subject to a one-year holding period restriction, and costs associated with Mr. Allred's retention of his laptop computer and cell phone.

         Perquisites are valued at the aggregate incremental cost of providing such benefits to the named executive officers.

(8)      Mr. Schrafft became President of the entire company on July 20, 2006.

(9)      Mr. Provow became President, Global Operations on July 20, 2006.

(10) Mr. Allred served as one of our executive officers, as our former President and Chief Operating Officer, until July 20, 2006, and continued to be employed by us in a non-named executive officer position through the end of 2006. He resigned from the company on January 1, 2007.

                 GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2006

         The following table provides additional detail regarding restricted stock and any other equity awards granted to the named executive officers during the 2006 fiscal year and amounts payable to the named executive officers under other compensation plans.

                                                                                                         ALL OTHER       GRANT
                                                                                                           STOCK       DATE FAIR
              GRANT      ESTIMATED POSSIBLE PAYOUTS UNDER      ESTIMATED POSSIBLE PAYOUTS UNDER EQUITY    AWARDS:      VALUE OF
   NAME      DATE (1)    NON-EQUITY INCENTIVE PLAN AWARDS (2)       INCENTIVE PLAN AWARDS (2) (3)        NUMBER OF     STOCK AND
   ----      --------   -------------------------------------  ---------------------------------------   SHARES OF      OPTION
                         THRESHOLD   TARGET    MAXIMUM         THRESHOLD     TARGET        MAXIMUM        STOCK OR      AWARDS
                            ($)       ($)        ($)              (#)          (#)          (#)           UNITS(#)      ($) (4)
                            ---       ---        ---              ---          ---          ---           --------      -------

Boland T.     1/20/06        0        51,000    270,000            0         6,423 (5)      34,005           --           51,000
Jones
              1/20/06        0       135,000    270,000            0        17,952 (5)      35,904           --          135,000

              1/20/06        0       135,000    270,000            0        16,383 (5)      32,766           --          135,000

              1/20/06        0       120,000    540,000            0        11,764 (5)      52,940           --          120,000

Michael E.                   0         5,667     20,000            --          --             --             --             --
Havener
                             0        15,000     20,000            --          --             --             --             --

                             0        15,000     20,000            --          --             --             --             --

                             0        13,334     40,000            --          --             --             --             --

Theodore P.                  0        77,175    102,900            --          --             --             --             --
Schrafft
                             0        77,175    108,045            --          --             --             --             --

                             0        77,175    120,000            --          --             --             --             --

                             0       196,920    240,000            --          --             --             --             --

               5/5/06                                                                                   240,000 (6)    1,905,600

T. Lee                       0        77,175     97,555            --          --             --             --             --
Provow
                             0        90,038     97,555            --          --             --             --             --

                             0        25,725     97,533            --          --             --             --             --

                             0        77,561    205,800            --          --             --             --             --

               5/5/06                                                                                   180,000 (6)    1,429,200

Jeffrey A     1/20/06        0        34,000    180,000            0         4,282 (5)      22,670           --           34,000
Allred
              1/20/06        0        90,000    180,000            0        11,968 (5)      23,936           --           90,000

              1/20/06        0        90,000    180,000            0        10,922 (5)      21,844           --           90,000

              1/20/06        0        80,000    360,000            0         7,843 (5)      35,294           --           80,000

               5/5/06                                                                                    60,000 (7)      476,400

             12/30/06                                                                                    63,559 (8)      600,000

----------------------------------------


(1) Our compensation committee approved the 2006 incentive bonus criteria subject to achievement of performance targets as described under "Compensation Discussion and Analysis --Elements of Our Executive Compensation Program --Incentive Bonus Awards" for quarterly and annual performance periods for Messrs. Jones and Allred on January 20, 2006, and for quarterly and annual incentive cash bonus awards on April 21, 2006 for Messrs. Havener, Schrafft and Provow (as such criteria was revised for the fourth quarter and 2006 as a whole for Messrs. Schrafft and Provow on September 13, 2006). If earned, the cash amounts were paid and the restricted stock was issued on the date of the first payroll following each of our earnings releases (which are the same dates that cash bonuses were paid by us to all eligible employees), with the restricted stock vesting the next business day, subject to 18-month holding period restrictions. Messrs. Havener, Schrafft and Provow were not eligible for incentive stock bonus awards during 2006.

(2) For all amounts shown, the 2006 incentive bonus criteria were set and incentive bonuses were earned during 2006, even though the fourth quarter and annual incentive cash bonuses were paid, and the incentive stock bonuses were issued, in the case of Messrs. Jones and Allred, in the first quarter of 2007. Because these awards are quarterly or annual and are all earned in 2006, the incentive cash bonus amounts are also reported in the "Non-Equity

         Incentive Plan Compensation" column of the Summary Compensation Table, and the incentive stock bonus amounts for Messrs. Jones and Allred are also reported under the "Stock Awards" column of the Summary Compensation Table and under the "Number of Shares Acquired on Vest" column of the Options Exercised and Stock Vested in Fiscal Year 2006 table. Information regarding the incentive bonus criteria and a general description of the formula used to calculate these incentive awards is described under "Compensation Discussion and Analysis --Elements of Our Executive Compensation Program --Incentive Bonus Awards."

(3) For Messrs. Jones and Allred, shares issued as incentive stock bonuses were granted under our 2004 long-term incentive plan. The number of shares issued was determined by dividing the dollar amount of the relevant cash bonus by the per share closing price of our common stock on the date of issuance, with fractional shares paid in cash. These shares vest on the next business day after issuance and are subject to an 18-month holding period restriction.

(4) Grant date fair values of restricted stock awards are according to FAS 123(R). Certain de minimis amounts (less than $20) were paid in cash in lieu of fractional shares.

(5) Holding period restrictions expire November 5, 2007, January 8, 2008, May 3, 2008 and August 23, 2008 for each of Mr. Jones' respective restricted stock awards which were issued on May 5, July 28, November 2, 2006 and February 23, 2007, respectively. Mr. Allred's holding period restrictions were removed as of January 1, 2007 pursuant to his separation agreement. Information on Mr. Allred's separation agreement is described under "Executive Compensation--Individual Employment Agreements."

(6) On May 5, 2006, Messrs. Schrafft and Provow were granted restricted stock awards of 240,000 and 180,000 shares, respectively, under our 1995 stock plan, which vests in 16 quarterly installments of 15,000 and 11,250 shares, respectively, on the last day of each calendar quarter beginning June 30, 2006. These awards are also reported under the "Stock Awards" column of the Summary Compensation Table and under the "Number of Shares Acquired on Vest" column of the Options Exercised and Stock Vested in Fiscal Year 2006 table. The unvested shares are also reported under the Outstanding Equity Awards at 2006 Fiscal Year table.

(7) On May 5, 2006, Mr. Allred was granted a restricted stock award of 60,000 shares under our 1995 stock plan, which vested 20,000 per quarter through December 31, 2006. This award is also reported under the "Stock Awards" column of the Summary Compensation Table and under the "Number of Shares Acquired on Vest" column of the Options Exercised and Stock Vested in Fiscal Year 2006 table. The unvested shares are also reported under the Outstanding Equity Awards at 2006 Fiscal Year table.

(8) On December 30, 2006, pursuant to Mr. Allred's separation agreement, he was granted a restricted stock award under our 1995 stock plan having a fair market value of $600,000, or 63,559 shares using the closing price of our common stock on the grant date. Shares vested on December 31, 2006, subject to a one-year holding period restriction. This award is also reported under the "All Other Compensation" column of the Summary Compensation Table and under the Option Exercises and Stock Vested in Fiscal Year 2006 table.

                OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END

         The following table presents information on outstanding equity awards held by named executive officers at December 31, 2006, including the number of securities underlying both exercisable and unexercisable portions of unexercised stock options as well as the exercise price and expiration date of each outstanding option grant. In addition, this table provides information about stock awards including the aggregate number and market value of shares that have not vested pursuant to such awards.

                                     OPTION AWARDS                              STOCK AWARDS
                    -------------------------------------------    ----------------------------------------
                     NUMBER OF
                    SECURITIES
                    UNDERLYING                                     NUMBER OF SHARES       MARKET VALUE OF
                    UNEXERCISED         OPTION        OPTION       OR UNITS OF STOCK    SHARES OR UNITS OF
                    OPTIONS (#)        EXERCISE      EXPIRATION      THAT HAVE NOT       STOCK THAT HAVE
NAME                EXERCISABLE        PRICE($)         DATE           VESTED(#)          NOT VESTED($)
----                -----------        --------         ----           ---------          -------------

Boland T. Jones          --               --             --           540,007 (1)            5,097,666

Michael E.           30,000 (2)          8.81         12/31/11         45,000 (3)              424,800
Havener

Theodore P.         233,334 (4)          5.04          5/30/11        195,000 (5)            1,840,800
Schrafft

T. Lee Provow       385,000 (6)          6.13           8/1/11        146,250 (7)            1,380,600

Jeffrey A. Allred        --               --              --              --                     --
----------------------------------------

(1) Shares of restricted stock vest in quarterly installments of 44,999 shares on the last day of each calendar quarter over 12 remaining quarters.

(2)      Options were fully vested on December 31, 2006.

(3) Shares of restricted stock vest in three equal annual installments of 15,000 shares on each of July 28, 2007, 2008 and 2009.

(4)      Options were fully vested on May 30, 2006.

(5) Shares of restricted stock vest in quarterly installments of 15,000 shares on the last day of each calendar quarter over 13 remaining quarters.

(6)      Options were fully vested on August 1, 2006.

(7) Shares of restricted stock vest in quarterly installments of 11,250 shares on the last day of each calendar quarter over 13 remaining quarters.

              OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2006

         The following table shows amounts realized by named executive officers on each option that was exercised and each stock award that vested during the 2006 fiscal year.

                                       OPTION AWARDS                             STOCK AWARDS
                         ------------------------------------   -----------------------------------------------
                         NUMBER OF SHARES
                           ACQUIRED ON      VALUE REALIZED ON     NUMBER OF SHARES            VALUE REALIZED ON
       NAME                EXERCISE (#)      EXERCISE ($)       ACQUIRED ON VESTING (#)          VESTING ($)
       ----                ------------      ------------       -----------------------          -----------

Boland T. Jones ........        --               --                 82,863 (1) (2)                 676,208

                                                                   179,996 (3)                   1,517,366
Michael E. Havener .....      10,000          43,768 (4)            15,000 (5)                     112,800
Theodore P. Schrafft ...        --               --                 45,000 (1) (6)                 385,050
T. Lee Provow ..........        --               --                 33,750 (1) (7)                 288,788
Jeffrey A. Allred ......        --               --                 55,242 (1) (8)                 450,805

                                                                    60,000 (1) (9)                 513,400

                                                                    63,559 (1) (10)                600,000
--------------------------------------

(1) Shares are also reported under the Grants of Plan-Based Awards table, except for fourth quarter and annual stock bonus awards for Messrs. Jones and Allred which are earned in the fourth quarter of each year but are not issued until the first quarter of the following year.

(2) Represents the aggregate incentive restricted stock bonus awards for the fourth quarter and annual 2005 grant, which were issued in the first quarter of 2006 and the first three quarterly issuances in 2006. An aggregate of 32,628 shares were withheld to pay the tax liability upon vesting. An aggregate of 50,235 net shares were issued, which had a net realized value of $409,330. Shares vested the next business day after date of issuance and are subject to 18-month holding period restrictions from date of issuance.

(3) Represents time-vested restricted stock awards which were granted prior to 2006 and vested on the last day of each calendar quarter in 2006. An aggregate of 68,158 shares were withheld to pay the tax liability upon vesting. An aggregate of 111,838 net shares were issued, which had a net realized value of $943,765.

(4) Value realized on exercise represents the difference between the exercise price of the option and the market price of the shares on the date the option was exercised. The value realized was determined without consideration of any taxes that may have been owed.

(5) Represents a time-vested restricted stock award which was granted prior to 2006 and vested on July 28, 2006. An aggregate of 6,367 shares were withheld to pay the tax liability upon vesting. An aggregate of 8,633 net shares were issued, which had a net realized value of $64,920.

(6) Represents a time-vested restricted stock award that vested on the last day of each calendar quarter in 2006. An aggregate of 19,101 shares were withheld to pay the tax liability upon vesting. An aggregate of 25,899 net shares were issued, which had a net realized value of $221,609.

(7) Represents a time-vested restricted stock award that vested on the last day of each calendar quarter in 2006. An aggregate of 14,325 shares were withheld to pay the tax liability upon vesting. An aggregate of 19,425 net shares were issued, which had a net realized value of $166,213.

(8) Represents the aggregate incentive restricted stock bonus awards for the fourth quarter and annual 2005 grant which were issued in the first quarter of 2006 and the first three quarterly issuances in 2006. An aggregate of 22,175 shares were withheld to pay the tax liability upon vesting. An aggregate of 33,067 net shares were issued, which had a net realized value of $270,001. Shares vested the next business day after date of issuance and all 18-month holding period restrictions were subsequently released January 1, 2007 pursuant to Mr. Allred's separation agreement.

(9) Represents a time-vested restricted stock award that vested on the last day of each calendar quarter in 2006. 25,470 shares were withheld to pay the tax liability upon vesting. 34,530 net shares net were issued, which had a net realized value of $295,462.

(10) Represents restricted stock granted under Mr. Allred's separation agreement. 26,131 shares were withheld to pay the tax liability upon vesting. 37,428 net shares were issued, which had a net realized value of $353,320. Shares vested one business day after date of grant and are subject to a one-year holding period restriction from the date of issuance.


            POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

         We have entered into employment agreements or letters with each of our named executive officers that provide for severance payments or benefits upon termination of employment and change of control.


VOLUNTARY TERMINATION

         A named executive officer is not entitled to receive any severance payment or benefits upon his voluntary decision to terminate employment with us. The executive officer would be entitled to receive a pro-rata portion of his base salary for the year in which termination occurs and any earned and accrued bonus compensation, as applicable.


TERMINATION WITH OR WITHOUT CAUSE

         A named executive officer is not entitled to receive any severance payment or benefits upon termination for cause. The executive officer would be entitled to receive a pro rata portion of his base salary for the year in which termination occurs and any earned and accrued bonus compensation, as applicable. A named executive officer is entitled to receive severance payments and certain benefits upon termination by the company without cause before and after a change in control, per each executive officer's employment agreement or letter.

         Termination for cause generally includes:

         o the willful and continued failure of an executive to substantially perform his duties, or

         o the willful engaging by an executive in illegal conduct or gross misconduct, which has, or reasonably may be expected to have, a substantial, adverse effect upon us.


TERMINATION FOR GOOD REASON

         Some of our named executive officers are entitled to receive severance payments and certain benefits upon termination for good reason by the executive officer before or after a change in control, per each executive officer's employment agreement. Severance for termination for good reason before a change in control is provided only for Mr. Jones under his employment agreement. Mr. Havener's employment letter does not provide for severance benefits upon termination for good reason. Messrs. Schrafft's and Provow's employment agreements provide for severance benefits upon termination for good reason only within 24 months after a change in control. Termination for good reason requires prior written notice by an executive officer.

         Termination for good reason generally includes:

         o the assignment to the executive of any duties inconsistent with the executive's position, authority, duties or responsibilities with us or any other action by us that results in a diminution in such position, authority, duties or responsibilities,

         o a material reduction in the executives' base salary or bonus opportunity,

         o a material breach by us of any of the provisions in an executive's employment agreement, or

         o requiring the executive to be based at any office or location other than at specified company office locations.


CHANGE IN CONTROL

         The employment agreements and employment letters with each of our named executive officers contain change in control provisions whereby certain severance payments and benefits would be triggered upon the occurrence of a change in control of the company. The purpose of these benefits are to provide our named executive officers with a level of financial protection upon a loss of employment, and to avoid their loss of previously granted stock options and restricted stock awards, in connection with a change in control of the company. Severance amounts are payable over time, except in connection with a change in control, in which event the named executive officer will receive a lump sum payment. Mr. Jones is also entitled to additional gross-up payments for any excise tax that may be imposed in connection with a change in control.

         The change in control severance provisions in our named executive officers employment agreements or letters require a "double trigger," that is, for any severance payment to occur, a change in control must be followed by an involuntary loss of employment by the company without cause or by the employee for good reason, either within or more than 12 or 24 months after a change in control (depending upon the named executive officer). If Messrs. Jones', Schrafft's or Provow's employment agreements are not renewed either in contemplation of, or within 24 months after, a change in control, certain severance payments would be triggered. In addition, all named executive officers unvested stock options and restricted stock will fully vest upon a change in control.

         A change in control of the company generally includes the occurrence of any of the following events:

         o    the acquisition of 50% or more of our voting securities,

         o the members of our board of directors ceasing to constitute at least 60% of our board,

         o    a merger, consolidation or reorganization involving the company,

         o    a complete liquidation or dissolution of the company, or

         o the sale or other disposition of all or substantially all of our assets.

         The following table describes the potential payments and benefits to which each of our named executive officers would be entitled if termination of employment occurred before or after a change in control or was due to death or disability. The values assume termination of employment was effective as of December 31, 2006. A discussion of termination of employment and change of control provisions contained in employment agreements or letters with each of our named executive officers is set forth in "Executive Compensation --Individual Employment Agreements."

                                                                                              TERMINATION
                                                                                           WITHOUT CAUSE OR
                                                           TERMINATION WITHOUT CAUSE OR     FOR GOOD REASON
                                                             FOR GOOD REASON BEFORE A           AFTER A               DEATH OR
      NAME           BENEFIT                                    CHANGE IN CONTROL          CHANGE IN CONTROL         DISABILITY
      ----           -------                                    -----------------         ---------------------      ----------

      Boland T.      Salary                                        $ 2,725,774                 $ 2,725,774           $1,350,000 (3)
      Jones          Bonus                                           7,541,366                   7,541,366                   --
                     Acceleration of equity                          5,097,666                   5,097,666            5,097,666
                     awards (1)
                     Health and welfare                                131,485                     131,485                5,000 (3)
                     benefits continuation (2)
                     Life insurance                                     90,000                      90,000                   --
                     Excise tax gross-up                                    --                          --                   -- (4)
                                                                   -----------                 -----------           ----------
                               Total                               $15,586,291                 $15,586,291           $6,452,666


                                                                                               TERMINATION
                                                                                             WITHOUT CAUSE OR
                                                            TERMINATION WITHOUT CAUSE        FOR GOOD REASON
                                                                     BEFORE A                    AFTER A               DEATH OR
      NAME           BENEFIT                                    CHANGE IN CONTROL         CHANGE IN CONTROL (5)       DISABILITY
      ----           -------                                    -----------------         ---------------------       ----------
      Michael E.     Salary                                         $  100,000                  $  200,000                   --
      Havener        Bonus                                                  --                          --                   --
                     Acceleration of equity awards (1)                 141,600                     424,800           $  424,800
                                                                            --                          --                   --
                                                                      --------                    --------             --------
                               Total                                  $241,600                  $  624,800           $  424,800


      Theodore P.    Salary                                         $  900,000                  $  900,000                   --
      Schrafft       Bonus                                                  --                          --                   --
                     Acceleration of equity awards (1)                 141,600                   1,840,800           $1,840,800
                     Health and welfare benefits
                     continuation (2)                                   29,812                      29,812                   --
                                                                    ----------                   ---------           ----------
                               Total                                $1,071,412                  $2,770,612           $1,840,800


      T. Lee         Salary                                         $  770,000                  $  770,000                   --
      Provow         Bonus                                                  --                          --                   --
                     Acceleration of equity awards (1)                 106,200                   1,380,600           $1,380,600
                     Health and welfare benefits
                     continuation (2)                                   29,812                      29,812                   --
                                                                    ----------                  ----------           ----------
                               Total                                $  906,012                  $2,180,412           $1,380,600
----------------------------------------

(1) All named executive officers' equity awards fully vest upon a change in control of the company and upon death or disability. All of Mr. Jones' equity awards also vest upon a termination without cause or for good reason prior to a change in control. The next tranche of equity awards vest upon a termination without cause for Messrs. Havener, Schrafft and Provow.

(2) Heath and welfare benefits continuation amounts are based upon the type of insurance we carried on each applicable named executive officer, and are valued at the premium in effect, on January 1, 2007.

(3) Mr. Jones' disability benefit equals 100% of his base salary payable for the first year, then 50% of his base salary for the next six months. Mr. Jones' employment agreement also provides for a $5,000 death benefit.

(4) Based on certain assumptions, including assumptions regarding the stock price of our common stock and adjusted federal rates, we do not believe that an excise tax would be imposed on severance payments to Mr. Jones using a December 31, 2006 termination date.

(5) Not applicable to Mr. Havener in the event of termination for good reason.


INDIVIDUAL EMPLOYMENT AGREEMENTS

BOLAND T. JONES

         The initial term of Mr. Jones' employment agreement expires on January 1, 2010. Thereafter, it renews automatically for successive one-year periods unless either party elects not to renew at least 30 days prior to expiration of the term. If we terminate his employment for any reason other than cause, death, disability or if he resigns for good reason, Mr. Jones will be entitled to severance compensation equal to 2.99 times the greater of the sum of his annual base salary in effect at the date of his termination plus 200% of his target cash bonus for the year in which his termination occurs or the sum of the highest annual base salary plus 200% of the highest cash bonus paid to him for any of the three calendar years prior to the date of termination. This severance amount will be payable in cash in equal installments over a 12-month period, unless the termination occurs during a 24-month period following a change of control, in which case the severance amount will be payable in a lump sum upon the effective date of his termination. If, during the 24-month period following a change in control, Mr. Jones is terminated by us or the company's successor for failure to renew his agreement, he will be entitled to severance compensation as if his employment was terminated without cause and his severance amount will be payable in a lump sum within five business days of the date of termination. In addition, upon termination of Mr. Jones' employment without cause or for good reason, or in the event that we fail to renew the term of his employment agreement, he will continue to participate in any of our dental, disability, life or similar programs in which he participated immediately prior to termination for the remaining term of his agreement as if such termination had not occurred. This benefit would include the continuation of $3.0 million life insurance policy on Mr. Jones. Mr. Jones also will continue to participate in any of our medical or health plans and programs in which he participated immediately prior to such termination for a period of 60 months after the date of termination without cause or for good reason, or for a period of 24 months following the termination of his employment agreement due to our failure to renew its term. In addition, Mr. Jones is entitled to receive a gross-up payment in the event any payments or benefits to which he may be entitled are treated as "excess parachute payments" and are subject to excise taxes under Section 4999 of the tax code.

         Mr. Jones' employment agreement provides that he will not compete with the company, solicit any of our employees or customers or disclose confidential information during the term of his employment and for one year thereafter.

MICHAEL E. HAVENER

         We may terminate Mr. Havener's employment at any time. If his employment is terminated without cause either before a change in control or more than 12 months after a change in control, Mr. Havener will be entitled to severance compensation equal to 50% of his base annual salary in effect on the date of termination. In addition, if, during the 12-month period following a change in control, if Mr. Havener's employment is terminated without cause, then Mr. Havener is entitled to severance compensation equal to 100% of his base annual salary in effect on the date of termination. These severance amounts will be payable in accordance with our standard payroll practices over the six-month period following the termination date unless his termination occurs during the 12-month following a change in control, in which case the severance amounts will be payable in a lump sum payment within five business days of the date of termination.

THEODORE P. SCHRAFFT

         The term of Mr. Schrafft's employment agreement expires on December 31, 2007. Thereafter, it renews automatically for successive one-year periods unless either party elects not to renew at least 90 days prior to expiration of the term. If we terminate his employment without cause either before or after a change in control, or, if, during the 24-month period following a change in control, he terminates his employment for good reason or his employment is terminated by the company or its successor, Mr. Schrafft will be entitled to severance compensation equal to 200% of his base annual salary in effect on the date of termination. These severance amounts will be payable in accordance with our standard payroll practices over the 24-month period following the termination date, unless his termination occurs during the 24-month period following a change in control, in which case these severance amounts will be payable in a lump sum within five business days of the date of termination. In addition to these severance amounts, Mr. Schrafft will receive the cost of COBRA coverage for 18 months following the date of termination.

         Mr. Schrafft's employment agreement provides that he will not compete with the company, solicit any of our employees or customers or disclose confidential business information during the term of his employment and for one year thereafter.

T. LEE PROVOW

         The term of Mr. Provow's employment agreement expires on December 31, 2007. If we terminate his employment without cause either before a change in control or, if during the 24-month period following a change in control, Mr. Provow's employment is terminated by him for good reason or by the company or its successor for failure to renew his agreement, Mr. Provow will be entitled to severance compensation equal to 200% of his base annual salary in effect on the date of termination. These severance amounts will be payable in accordance with our standard payroll practices over the 24-month period following the termination date, unless termination occurs during the 24-month period following a change in control, in which case these severance amounts will be payable in a lump sum within five business days of the date of termination. In addition, Mr. Provow will be entitled to an amount equal to the cost of obtaining COBRA coverage for 18 months following the date of termination.

         Mr. Provow's employment agreement provides that he will not compete with the company, solicit any of our employees or customers or disclose confidential business information during the term of his employment and for one year thereafter.

JEFFREY A. ALLRED

         Mr. Allred served as our President and Chief Operating Officer until July 2006, when he became our Chief Investment Officer, a position he held until his resignation upon the expiration date of the term of his employment agreement on January 1, 2007. In connection with his resignation, we entered into a separation agreement and restricted stock agreement with Mr. Allred, providing for, among other things, the payment of $1.2 million in cash severance, the issuance of restricted stock having a fair market value of $600,000 (subject to a one-year holding period restriction) and the continuation of certain benefits for a two-year period. In February 2007, we entered into to a Consulting Agreement with Griffeon Group, LLC, of which Mr. Allred serves as President and Chief Executive Officer, pursuant to which in exchange for consulting services we have agreed to pay Griffeon Group an aggregate of $225,000 over the term of the agreement ending July 15, 2007.

                      EQUITY COMPENSATION PLAN INFORMATION

         The following table gives information as of December 31, 2006 about our common stock that may be issued under all of our existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options granted under equity compensation plans assumed by us in connection with mergers and acquisitions of the companies that originally granted those options. Note 3 to the table sets forth the total number of shares of our common stock issuable upon the exercise of those assumed options as of December 31, 2006 and the weighted average exercise price of those options. No additional options may be granted under those assumed plans.

                                                                                                        (c)
                                                 (a)                                            NUMBER OF SECURITIES
                                         NUMBER OF SECURITIES              (b)                REMAINING AVAILABLE FOR
                                          TO BE ISSUED UPON        WEIGHTED AVERAGE            FUTURE ISSUANCE UNDER
                                             EXERCISE OF           EXERCISE PRICE OF         EQUITY COMPENSATION PLANS
                                         OUTSTANDING OPTIONS,     OUTSTANDING OPTIONS,         (EXCLUDING SECURITIES
PLAN CATEGORY                            WARRANTS AND RIGHTS      WARRANTS AND RIGHTS          REFLECTED IN COLUMN (a))
-------------                            -------------------      -------------------          ------------------------
Equity Compensation Plans
    approved by shareholders (1)......       1,719,492                   $7.37                         3,290,953
Equity Compensation Plans not
    approved by shareholders (2)......         927,111                   $7.04                                --
                                             ---------                   -----                         ---------
     Total ...........................       2,646,603                   $7.25                         3,290,953
----------------

(1) Includes options issued and available for exercise and shares available for issuance under our 1995 stock plan, 2000 directors stock plan and 2004 long-term incentive plan.

(2) Includes options issued and available for exercise under our 1998 stock plan. Following the adoption of our 2004 long-term incentive plan in June 2004, the 1998 stock plan was frozen and no additional awards will be issued.

(3) This table does not include information for an equity compensation plan assumed by us in connection with an acquisition of the company that originally established the Intellivoice Communications, Inc. 1995 incentive stock option plan. As of December 31, 2006, a total of 4,870 shares of our common stock were issuable upon exercise of outstanding options under the assumed plan. The weighted average exercise price of the outstanding options is $4.58 per share. No additional options may be granted under this assumed plan.



                              CERTAIN TRANSACTIONS

REVIEW AND APPROVAL OF RELATED PARTY TRANSACTIONS

         Our board of directors has adopted the statement of policy with respect to related person transactions, which sets forth in writing the policies and procedures for the review, approval or ratification of any transaction (or any series of similar transactions) in which we, including any of our subsidiaries, were, are or will be a participant and the amount involved exceeds $5,000, and in which any related person had, has or will have a direct or indirect material interest. For purposes of the policy, a "related person" is:

         o any person who is, or at any time since the beginning of our last fiscal year was, our executive officer or director or a nominee to become one of our directors,

         o    any shareholder owning in excess of five percent of our company,

         o    any immediate family member of any of the foregoing persons, or

         o any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a five percent or greater beneficial ownership interest.

         Other than a transaction involving compensation that is approved by our compensation committee, we will only consummate or continue a related person transaction if it has been approved or ratified by our audit committee in accordance with the guidelines set forth in the policy and the transaction is on terms comparable to those that could be obtained in arm's length dealings with unrelated third parties.

         Our board of directors has determined that the audit committee is best suited to review and approve related person transactions. Prior to the consummation of or material amendment to a related person transaction, our audit committee reviews the transaction and considers all relevant facts and circumstances, including, but not limited to:

         o    the benefits to us from the transaction,

         o    the impact on a director's independence, if applicable,

         o the availability of other sources for comparable products or services,

         o    the terms of the transaction, and

         o the terms available to unrelated third parties or employees generally.

         Our audit committee approves only those related person transactions that are in, or are not inconsistent with, the best interests of our company and our shareholders. If a related person transaction is ongoing or completed and was not previously approved, it is promptly submitted to our audit committee for review and consideration. Based on the conclusions reached, our audit committee evaluates all options, including but not limited to, ratification, amendment, rescission or termination of the related person transaction.


RELATED PARTY TRANSACTIONS

         We have made loans to Boland T. Jones, our Chairman of the Board and Chief Executive Officer, which loans are secured by our common stock held directly by Mr. Jones and by Seven Gables Partnership, L.P., a limited partnership whose general partner is Seven Gables Management Company, LLC and whose limited partner is a trust of which Mr. Jones was the grantor and his wife the trustee. Seven Gables Management Company is a limited liability company of which Mr. Jones and his wife are the sole members. The loans were made pursuant to Mr. Jones' then current employment agreement for the exercise price of certain stock options and the taxes related thereto. We had a legal commitment to make these loans prior to July 30, 2002, without having any discretion or termination right with respect to these existing obligations, which have not been modified or extended in any way. Each loan is evidenced by a recourse promissory note bearing interest at the applicable federal rate and is secured by the common stock purchased. These loans mature between 2007 and 2010. No payments are due prior to the due date of each loan. The highest aggregate principal amount of the loans, including accrued interest, outstanding during 2006 was $2,004,398, and the terms of these loans are as follows:

                                       INTEREST                 SHARES   VALUE OF COLLATERAL
     NAME             AMOUNT OF LOAN     RATE     DUE DATE      PLEDGED     AS OF 12/31/05
     ----             --------------     ----     --------      -------     --------------
Boland T. Jones ....     $1,431,327     5.96%    10/31/10     1,330,753*     $12,562,308*
                            396,856     4.94%    12/29/07       100,000          944,000
                             24,323     4.94%    12/15/09        24,000          226,560
                             95,191     5.43%    10/31/10     1,330,753*      12,562,308*
                             56,701     5.43%    10/31/10       239,624        2,262,051
                         ----------                                          -----------
                         $2,004,398                                          $15,994,919*
-------------------------

* Separate loans are secured by the same shares of our common stock. The value of such shares is only included once to determine the total value of collateral.


         As of April 13, 2007, the aggregate outstanding loan amount for Mr. Jones was $2,036,865.

         In October 2005, our audit committee approved, and in November 2005 we entered into, an agreement with HowStuffWorks. The agreement provides for our purchase of up to $30,000 of online advertisements on howstuffworks.com each calendar month during the term. We made aggregate payments of approximately $283,120 during the initial term and agreed to extend the agreement for an additional one-year period expiring September 20, 2007. Jeffrey T. Arnold is an executive officer of Convex Group, which controls HowStuffWorks, and Boland T. Jones is a director of Convex Group.


                             AUDIT COMMITTEE REPORT

         Our amended and restated audit committee charter specifies the scope of the audit committee's oversight role and how it carries out its activities. See "Corporate Governance Matters -- Audit Committee." Our management has primary responsibility for our financial statements and reporting process, including our systems of internal controls. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. Our audit committee oversees these processes and annually appoints our independent auditors for the upcoming year.

         Our audit committee has reviewed and discussed our December 31, 2006 audited financial statements with management and with Deloitte & Touche LLP, our independent registered public accounting firm. Our audit committee also has discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61 "Communication with Audit Committees", as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

         The audit committee also has received from Deloitte & Touche the written disclosures and the letter required by Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees" as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with Deloitte & Touche their independence from us. The audit committee has also considered and determined that the provision of non-audit services to us is compatible with the independence of Deloitte & Touche.

         Based on the review and discussions referred to above, the audit committee recommended to the board that the December 31, 2006 audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2006 that was filed with the SEC on March 15, 2007.

         The foregoing report has been submitted by the members of the audit committee.


                                              John R. Harris, Chairman
                                              Raymond H. Pirtle, Jr.
                                              Wilkie S. Colyer

THE FOREGOING REPORT DOES NOT CONSTITUTE "SOLICITING MATERIAL" AND SHOULD NOT BE DEEMED TO BE "FILED" WITH THE SEC OR INCORPORATED BY REFERENCE INTO ANY OF OUR OTHER FILINGS UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THIS REPORT BY REFERENCE IN ANY OF THOSE FILINGS.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Deloitte & Touche served as our independent registered public accounting firm for the year ended December 31, 2006. The audit committee has not yet selected our independent registered public accounting firm for our 2007 audit, but intends to do so by May 31, 2007 after completion of its standard review process.



                                  AUDIT MATTERS

         The following table shows the aggregate fees billed to us by Deloitte & Touche for audit and permitted non-audit services for the years ended December 31, 2006 and 2005:

                                       2006                           2005
                                       ----                           ----
      Audit fees...............      1,374,701                    $1,393,698
      Tax fees.................        189,247                       320,252
      All other fees...........        163,051                       107,863
                                     ---------                    ----------
          Total fees...........      1,726,999                    $1,821,813
                                     =========                    ==========

         "Audit fees" include fees for the audit of our consolidated financial statements, review of our quarterly financial statements, compliance with the Sarbanes-Oxley Act of 2002 Section 404 requirements and statutory audits of certain of our foreign subsidiaries' financial statements.

         "Tax fees" include fees for domestic and international tax compliance, planning and advice.

         "All other fees" for 2006 and 2005 consist of fees for an American Institute of Public Accountants' Statement on Auditing Standards No. 70 Type II audit of controls related to the processing of automated data management and delivery solutions and related computer controls at certain of our U.S. and international processing locations.

         The audit committee pre-approved all audit and permitted non-audit services provided by Deloitte & Touche in 2006 and 2005 and has considered whether the provision of such permitted non-audit services is compatible with maintaining Deloitte & Touche's independence.

         Representatives of Deloitte & Touche will be present at the annual meeting via conference call and will be available to make a statement and respond to appropriate questions.



             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership of such securities with the SEC and the New York Stock Exchange, Inc. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file.

         We are required to describe in this proxy statement whether we have knowledge that any person required to file such a report may have failed to do so in a timely manner. In this regard, all of our directors, all officers subject to the reporting requirements and each beneficial owner of more than ten percent of any class of our common stock satisfied all applicable filing requirements, except that Messrs. Jones, Allred and Havener each failed to timely file a Form 4: for Mr. Jones, to report additional shares issued due to a clerical error in calculating tax withholding; for Mr. Allred, to report shares gifted to charity; and for Mr. Havener, to report shares withheld to satisfy the tax liability applicable to the vesting of restricted stock. The reports have now been filed. The foregoing is based upon reports furnished to us.

                              SHAREHOLDER PROPOSALS

         Under Rule 14a-8(e) of the Exchange Act, proposals of shareholders intended to be presented at the 2008 annual meeting of shareholders must be received by us on or before January 22, 2008 to be eligible for inclusion in our proxy statement and proxy card related to that meeting. Only proper proposals under Rule 14a-8 of the Exchange Act that are timely received will be included in the proxy statement and proxy card for the 2008 annual meeting of shareholders.

         Our bylaws provide that shareholders seeking to bring business before a meeting of shareholders must provide notice thereof not less than 120 nor more than 150 calendar days before the first anniversary of the date of our notice of annual meeting sent to shareholders in connection with the previous year's annual meeting, and, in such notice, provide to us certain information relating to the proposal. Accordingly, notice of shareholder proposals will be considered untimely and not proper for action at the 2008 annual meeting if received by us before December 23, 2007 or after January 22, 2008.

         For information regarding a shareholder's submission of a director nominee candidate to the nominating and governance committee or a shareholder's director nomination for election at an annual meeting, see "Corporate Governance Matters -- Shareholder Director Nominations."



                                  OTHER MATTERS

         We do not know of any other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent in accordance with their judgment.

         A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006, INCLUDING FINANCIAL STATEMENTS, EXHIBITS AND ANY AMENDMENTS THERETO, AS FILED WITH THE SEC, MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO:
PREMIERE GLOBAL SERVICES, INC., C/O SECRETARY, 3399 PEACHTREE ROAD, N.E., THE LENOX BUILDING, SUITE 700, ATLANTA, GEORGIA 30326. OUR 2006 FORM 10-K IS ALSO AVAILABLE ON OUR WEB SITE AT PGICONNECT.COM (FOLLOW THE LINKS TO "INVESTOR RELATIONS" -- "SEC FILINGS").


                                             By Order of the Board of Directors,



                                                           /s/ L. SCOTT ASKINS
                                                           L. Scott Askins
                                                           Secretary

Atlanta, Georgia
May 10, 2007

                                                                      APPENDIX A

                         PREMIERE GLOBAL SERVICES, INC.
               AMENDED AND RESTATED COMPENSATION COMMITTEE CHARTER


PURPOSE


The purpose of the Compensation Committee (the "Committee") shall be to assist the Board of Directors of Premiere Global Services, Inc. (the "Company") in the discharge of its responsibilities with respect to the compensation of the Company's directors and executive officers and the administration of certain incentive compensation plans.


COMPOSITION OF THE COMMITTEE


The members of the Committee shall be independent directors meeting the requirements of the New York Stock Exchange. The Committee members will be appointed by the Board of Directors on the recommendation of the Nominating and Governance Committee and may be removed by the Board of Directors in its discretion. In addition, the Chairman of the Committee shall be determined by the Board of Directors. The Committee shall have authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate.


RESPONSIBILITIES OF THE COMMITTEE


The Committee shall:

         o Review and approve the Company's goals and objectives relevant to the compensation of the chief executive officer and evaluate the performance of the chief executive officer in light of those goals and objectives;

         o Determine and approve the compensation of the chief executive officer based on the evaluation of the chief executive officer's performance relative to the Company's goals and objectives, provided that the chief executive officer may not be present during voting or deliberations of his or her compensation;

         o Review and evaluate the compensation of the Company's other executive officers and consider the recommendations of the chief executive officer for compensation other than his own;

         o Based on the review and evaluation of the Company's other executive officers, determine and approve the compensation of such executive officers;

         o Review and evaluate the compensation of the Company's directors and recommend changes in director compensation to the Company's board of directors;

         o Administer stock award grants to the Company's directors, executive officers and other employees under the Company's equity-based plans;

         o Make recommendations to the Board of Directors with respect to the Company's incentive-compensation plans and equity-based plans;

         o Make regular reports to the Board of Directors concerning the activities of the Committee;

         o Annually review and assess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval;

         o Produce an annual Committee report on executive compensation for inclusion in the Company's annual report on Form 10-K filed with the Securities and Exchange Commission or the Company's proxy statement for the annual meeting of shareholders, in accordance with applicable rules and regulations;


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

         o    Perform an annual performance evaluation of the Committee; and

         o Perform any other activities consistent with this Charter, the Company's Articles of Incorporation and Bylaws and governing law as the Committee or the Board of Directors deem appropriate.


If a compensation consultant is to assist in the evaluation of director, chief executive officer or executive officer compensation, the Committee shall have sole authority to retain, at the Company's expense, and, where appropriate, terminate the compensation consultant, including sole authority to approve the consultant's fees and other retention terms.


COMMITTEE MEETINGS

The Committee shall meet as often as its members deem necessary to perform the Committee's responsibilities, but no less frequently than two times per year. Minutes of each of these meetings shall be kept.



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


                                                                      APPENDIX B

                                      PROXY
                         PREMIERE GLOBAL SERVICES, INC.

    The undersigned hereby appoints Boland T. Jones and L. Scott Askins, each with full power of substitution, acting jointly or by either of them if only one be present and acting, attorneys and proxies to vote in the manner specified below (according to the number of shares which the undersigned would be entitled to cast if then personally present), all the shares of common stock, par value $.01 per share, of Premiere Global Services, Inc. held of record by the undersigned at the close of business on April 19, 2007, at the annual meeting of shareholders to be held at 10:00 a.m. local time, on Wednesday, June 27, 2007, at the Antlers Hilton Hotel, 4 South Cascade Avenue, Colorado Springs, Colorado 80903, including any adjournments or postponements thereof.

1. Election of the following nominees:

    Nominees: W. Stevens Jones and J. Walker Smith, Jr. to serve as Class I directors:

  |_|  FOR all nominees listed               |_|  WITHHOLD authority to vote for
       above, other than as noted below           nominees listed above

   Instruction: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.



2. Approval of an amendment to our bylaws to declassify our board of directors and provide for the annual election of all of our directors.

  |_|  FOR               |_|  AGAINST              |_|  ABSTAIN

3. Approval of any motion submitted to a vote of the shareholders to adjourn the annual meeting to another time and place for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the annual meeting to approve Proposal 2.

  |_|  FOR               |_|  AGAINST              |_|  ABSTAIN

|_| Please check this box if you plan to attend the annual meeting of shareholders despite submission of this Proxy.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE TWO DIRECTOR NOMINEES NAMED ABOVE, "FOR" APPROVAL OF AN AMENDMENT TO OUR BYLAWS TO DECLASSIFY OUR BOARD OF DIRECTORS AND PROVIDE FOR THE ANNUAL ELECTION OF ALL OF OUR DIRECTORS, "FOR" APPROVAL OF ANY MOTION SUBMITTED TO A VOTE OF THE SHAREHOLDERS TO ADJOURN THE ANNUAL MEETING TO ANOTHER TIME AND PLACE FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE ANNUAL MEETING TO APPROVE PROPOSAL 2, AND WITH DISCRETIONARY AUTHORITY AS PERMITTED BY RULE 14A-4(C) OF THE SECURITIES AND EXCHANGE COMMISSION ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF OF WHICH WE DID NOT HAVE NOTICE ON OR BEFORE DECEMBER 11, 2006.

    Please sign exactly as your name appears on your stock certificate and date as of the date of signature. Where shares are held jointly, each shareholder must sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                               Dated: ________________________, 2007


                               -------------------------------------------------
                               Signature of Shareholder


                               -------------------------------------------------
                               Signatures of Other Shareholder (if held jointly)


                               -------------------------------------------------
                               Title(s)

THIS PROXY IS SOLICITED ON BEHALF OF PREMIERE GLOBAL SERVICES, INC.'S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE.



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